 Filed Pursuant to Rule 424(b)(5)
 Registration Statement No. 333-266672
PROSPECTUS SUPPLEMENT
(To Prospectus dated August 17, 2022)
9,200,000 DEPOSITARY SHARES
Each Representing a 1/40th Interest in a Share of
7.625% Fixed Rate
Series E Non-Cumulative Perpetual Preferred Stock

We are offering 9,200,000 depositary shares each representing a 1/40th ownership interest in a share of our 7.625% Fixed Rate Series E Non-Cumulative Perpetual Preferred Stock, without par value (“Series E preferred stock”), with a liquidation preference of  $1,000 per share of Series E preferred stock (equivalent to $25 per depositary share). As a holder of depositary shares, you will be entitled to all rights and preferences of the Series E preferred stock (including dividend, voting, redemption and liquidation rights) in proportion to your investment in the underlying shares of Series E preferred stock. You must exercise these rights through the depositary.
Dividends on the Series E preferred stock will not be cumulative or mandatory. If our board of directors does not declare a dividend on the Series E preferred stock or if our board of directors authorizes and we declare less than a full dividend in respect of any Dividend Period (as defined herein), we will have no obligation to pay a dividend or to pay full dividends for that Dividend Period at any time, whether or not dividends on the Series E preferred stock or any other class or series of our preferred stock or common stock are declared for any future Dividend Period.
We will pay dividends on the Series E preferred stock, when, as, and if declared by our board of directors. Dividends will be payable from the original date of issuance at a rate of 7.625% per annum, payable quarterly in arrears, on January 1, April 1, July 1 and October 1 of each year, beginning on January 1, 2025. Upon payment of any dividend on the Series E preferred stock, holders of depositary shares are expected to receive such dividends in proportion to their investment in the depositary shares representing such Series E preferred stock.
We may redeem the Series E preferred stock at our option, subject to regulatory approval, at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends (without regard to any undeclared dividends) to, but excluding, the redemption date, (i) in whole or in part, from time to time, on any Dividend Payment Date (as defined herein) on or after January 1, 2030 or (ii) in whole, but not in part, at any time within 90 days following a Regulatory Capital Treatment Event (as defined herein). If we redeem the Series E preferred stock, the depository shall redeem a proportionate number of depositary shares.
The Series E preferred stock will rank (i) senior to our common stock, (ii) equally with our 8% Non-Cumulative, Perpetual Preferred Stock, without par value, liquidation preference $1,000 per share (the “8% Preferred”), our 7.00% Fixed-to Floating Rate Series A Non-Cumulative Perpetual Preferred Stock, without par value, liquidation preference of  $25 per share (the “Series A preferred stock”), our 6.00% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock, without par value, liquidation preference of  $1,000 per share (equivalent to $25 per depositary share) (the “Series B preferred stock”), our 6.00% Fixed Rate Series C Non-Cumulative Perpetual Preferred Stock, without par value, liquidation preference of  $1,000 per share (equivalent to $25 per depositary share) (the “Series C preferred stock”), our 8.25% Fixed Rate Reset Series D Non-Cumulative Perpetual Preferred Stock (the “Series D preferred stock,” and together with the 8% Preferred, the Series A preferred stock, the Series B preferred stock, the Series C preferred stock, and the Series E preferred stock, “Preferred Stock”), and (iii) at least equally with each other series of our preferred stock we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Preferred Stock and all other parity stock), with respect to the payment of dividends and rights (including redemption payments) upon liquidation, dissolution or winding up.
Currently no market exists for the depositary shares. We have filed an application to list the depositary shares on the Nasdaq Capital Market (“Nasdaq”) under the symbol “MBINL”. If the application is approved, trading of the depositary shares on Nasdaq is expected to begin within 30 days after the date of initial issuance of the depositary shares.
At our request, Morgan Stanley & Co. LLC has reserved out of the depositary shares being offered by this prospectus 83,100 depositary shares for sale at the public offering price to eligible employees, officers, directors and persons having a relationship with us through a directed share program.

Investing in the depositary shares involves risks. See “Risk Factors” beginning on page S-15 of this prospectus supplement and beginning on page 6 of our Annual Report on Form 10-K for the year ended December 31, 2023 and other risk factors contained in the documents incorporated by reference in this prospective supplement.
	Per Depositary Share	Total
Public offering price	$25.0000	$230,000,000
Underwriting discounts and commissions(1)	$0.7193	$6,617,915
Proceeds to us, before expenses	$24.2807	$223,382,085

(1)
The underwriting discount of  $0.7875 per share will be deducted from the public offering price; provided, however, that for sales through the directed share program, the underwriting discount will be $0.4375 per share, and to institutions, the underwriting discount will be $0.6250 per depositary share. The underwriters will also be reimbursed for certain expenses incurred in this offering. See “Underwriting.”

The underwriters expect to deliver the depositary shares in book-entry form only, through the facilities of The Depository Trust Company (“DTC”) for the accounts of its participants against payment therefor on or about November 25, 2024, which is the fifth business day following the date of pricing of the depositary shares (such settlement being referred to as “T+5”). See “Underwriting” for details.
None of the Securities and Exchange Commission (the “SEC”), any state securities commission, the Federal Deposit Insurance Corporation (the “FDIC”), the Board of Governors of the Federal Reserve System (the “Federal Reserve”) or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Neither the depositary shares nor the Series E preferred stock is a savings account, deposit or other obligation of any of our bank or non-bank subsidiaries and neither is insured by the FDIC or any other governmental agency or instrumentality.

Joint Bookrunning Managers
Morgan Stanley	UBS Investment Bank	Piper Sandler	Raymond James

The date of this prospectus supplement is November 18, 2024.

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
We have not, and the underwriters have not, authorized any other person to provide you with any information other than that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by us or on our behalf to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
This document is comprised of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering, the depositary shares, the Series E preferred stock and certain other matters relating to us and our financial condition, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described below under “Where You Can Find More Information.”
We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer and sale is not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of our depositary shares in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, any sale, offer to sell, or solicitation of any offer to purchase, any of the depositary shares offered hereby in any jurisdiction in which it is unlawful to make such an offer or solicitation.
All references in this prospectus to “Merchants,” “we,” “us,” “our” or similar references mean Merchants Bancorp and its consolidated subsidiaries, unless otherwise expressly stated or the context otherwise requires.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus, and the other documents we incorporate by reference in this prospectus supplement, may contain certain “forward-looking statements” within the meaning of and are intended to be covered by the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “goal,” “target,” “outlook,” “aim,” “would,” “annualized” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.
A number of important factors could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, those factors identified in “Risk Factors” or the following:
•
business and economic conditions, particularly those affecting the financial services industry and our primary market areas;

•
our ability to successfully manage our credit risk and the sufficiency and calculation assumptions of our allowance for credit losses on loans;

•
factors that can impact the performance of our loan portfolio, including real estate values and liquidity in our primary market areas, the financial health of our commercial borrowers and the success of construction projects that we finance, including any loans acquired in acquisition transactions;

•
liquidity issues, including fluctuations in the fair value and liquidity of the securities we hold for sale and our ability to raise capital, if necessary;

•
compliance with governmental and regulatory requirements, relating to banking, consumer protection, securities and tax matters;

•
our ability to maintain licenses required in connection with multi-family mortgage origination, sale and servicing operations;

•
our ability to identify and address cyber-security risks, fraud and systems errors;

•
our ability to effectively execute our strategic plan and manage our growth;

•
changes in our senior management team and our ability to attract, motivate and retain qualified personnel;

•
governmental monetary and fiscal policies, and changes in market interest rates;

•
effects of competition from a wide variety of local, regional, national and other providers of financial, investment and insurance services;

•
the impact of any claims or legal actions to which we may be subject, including any effect on our reputation;

•
changes in federal tax law or policy;

•
our subsidiaries’ ability to pay dividends and other distributions to us could affect our liquidity and availability of funds to pay dividends to holders of depositary shares; and

•
risks related to this offering.

For other factors, risks and uncertainties that could cause our actual results to differ materially from estimates and projections contained in forward-looking statements, please read the “Risk Factors” section beginning on page S-15 of this prospectus supplement and the “Risk Factors” sections contained in our reports filed with the SEC that are incorporated by reference into this prospectus.
The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this document. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained elsewhere in, or incorporated by reference into, this prospectus supplement. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us and the offering, you should carefully read this entire prospectus supplement, including the “Risk Factors” section, the accompanying prospectus and the other documents we refer to and incorporate by reference, before making a decision to invest in our depositary shares. See “Where You Can Find More Information.” In particular, we incorporate important business and financial information into this prospectus by reference.
Merchants Bancorp
We are a diversified bank holding company headquartered in Carmel, Indiana and registered under the Bank Holding Company Act of 1956, as amended. We currently operate in multiple business segments, including multi-family housing and healthcare facility financing and servicing, mortgage warehouse financing, retail and correspondent residential mortgage banking, agricultural lending, Small Business Administration (“SBA”) lending, and traditional community banking.
Our Multi-family Mortgage Banking segment offers multi-family housing and healthcare facility financing and servicing, as well as syndicated low-income housing tax credit and debt funds. Our origination platform and servicing portfolio are significant sources of our noninterest income and deposits. Our Mortgage Warehousing segment provides asset-based financing in the form of warehouse facilities to eligible non-depository financial institutions and mortgage bankers, which enables them to fund and inventory residential and multi-family mortgage loans until they are sold and purchased in the secondary market by an approved investor. The warehouse financing facilities are secured by residential and multi-family mortgage loans underwritten to standards approved by Merchants Bank that are generally comparable to those established by Fannie Mae, Freddie Mac, the Federal Housing Authority and Veterans Affairs. Our Banking segment offers portfolio lending for multi-family and healthcare facility loans, retail and correspondent residential mortgage banking, agricultural lending, SBA lending, and traditional community banking.
We conduct our business through our direct and indirect subsidiaries, including Merchants Bank of Indiana (“Merchants Bank”), Merchants Capital Corp., Merchants Asset Management, LLC, Merchants Capital Servicing, LLC, Merchants Capital Investments, LLC, and Merchants Mortgage, a division of Merchants Bank of Indiana.
We were founded in 1990 as a mortgage banking company, providing financing for multi-family housing and senior living properties. The shared vision of our founders, Michael Petrie and Randall Rogers, was to create a diversified financial services company, which efficiently operates both nationally through mortgage banking and related services, and locally through a community bank. We have primarily grown organically and strategically built our business model in a way that we believe offers insulation from cyclical economic and credit swings and provides synergies across our lines of business.
Our business consists primarily of funding fixed rate, low risk loans meeting underwriting standards of government programs, under an originate to sell model, while retaining adjustable rate loans as held for investment to reduce interest rate risk. The gain on sale of loans and servicing fees generated from the multi-family rental real estate, residential, and SBA loans, as well as fees and fair market value adjustments to servicing related assets, contribute to noninterest income. The funding source is primarily from mortgage custodial, municipal, retail, commercial, and brokered deposits, as well as short-term borrowings. We believe that the combination of net interest income based on short duration assets and liabilities and noninterest income from the sale of low risk profile assets results in lower than industry charge-offs and a lower expense base, which serves to maximize net income and higher than industry shareholder return.
As of September 30, 2024, we had $18.7 billion in assets, $12.9 billion in deposits, and $1.9 billion in total shareholders’ equity.

Our common stock, and depositary shares each representing a 1/40th ownership interest in a share of our Series B preferred stock, Series C preferred stock, and Series D preferred stock are listed on the Nasdaq Capital Market under the symbols “MBIN,” “MBINO,” “MBINN,” and “MBINM” respectively. Our principal executive offices are located at 410 Monon Blvd., Carmel, Indiana 46032. Our telephone number is (317) 569-7420.

The Offering
The following summary contains summary information about the depositary shares, the Series E preferred stock and this offering and is not intended to be complete. It does not contain all the information that you should consider before deciding whether to invest in the depositary shares. For a complete understanding of the depositary shares and the Series E preferred stock, you should read the sections of this prospectus supplement entitled “Description of Series E Preferred Stock” and “Description of Depositary Shares.”
Issuer
Merchants Bancorp, an Indiana corporation and a bank holding company.
Securities Offered
9,200,000 depositary shares each representing a 1/40th ownership interest in a share of our 7.625% Fixed Rate Series E Non- Cumulative Perpetual Preferred Stock, without par value, with a liquidation preference of $1,000 per share of Series E preferred stock (equivalent to $25 per depositary share). Each holder of depositary shares will be entitled to all rights and preferences of the Series E preferred stock (including dividend, voting, redemption and liquidation rights) in proportion to such holder’s investment in the underlying shares of Series E preferred stock. Each holder of depositary shares will be entitled to, through the depository, in proportion to the applicable fraction of a share of Series E preferred stock represented by such depositary shares, to all rights and preferences of the Series E preferred stock (including dividend, voting, redemption and liquidation rights).
We may from time to time, without notice to or the consent of holders of the Series E preferred stock, issue additional shares of Series E preferred stock, provided that if the additional shares are not fungible for U.S. federal income tax purposes with the initial shares of such series, the additional shares shall be issued under a separate CUSIP number. The additional shares would form a single series together with all previously issued shares of Series E preferred stock. In the event we issue additional shares of Series E preferred stock, we will cause a corresponding number of additional depositary shares to be issued.
Dividends
Holders of the Series E preferred stock will be entitled to receive, only when, as, and if declared by our board of directors, out of assets legally available under applicable law for payment, non- cumulative cash dividends based on the liquidation preference of $1,000 per share of Series E preferred stock (equivalent to $25 per depositary share), and no more, at a rate equal to 7.625% per annum (equivalent to $1.90625 per depositary share per annum), for each quarterly Dividend Period (as defined below) occurring from, and including, the original issue date of the Series E preferred stock.
A “Dividend Period” means the period from, and including, each Dividend Payment Date (as defined below) to, but excluding, the next succeeding Dividend Payment Date, except for the initial Dividend Period, which will be the period from, and including, the original issue date of the shares of Series E preferred stock to, but excluding, the next succeeding Dividend Payment Date. Upon payment of any dividends on the Series E preferred stock, holders of depositary shares shall receive a proportionate payment.
Dividends on the Series E preferred stock will not be cumulative or mandatory. If our board of directors does not declare a dividend on the Series E preferred stock or if our board of directors authorizes and we declare less than a full dividend in respect of any Dividend Period (as defined under “Description of Series E Preferred Stock—Dividends”), then no dividend shall be deemed to have accrued for such dividend period, be payable on the applicable Dividend Payment Date (as defined below), or accumulate, and we will have no obligation to pay a dividend or to pay full dividends for that Dividend Period (as defined under “Description of Series E Preferred Stock—Dividends”) at any time, whether or not dividends on the Series E preferred stock or any other class or series of our preferred stock or common stock are declared for any future Dividend Period.
See “Description of Series E Preferred Stock—Dividends” and “Description of Depositary Shares—Dividends and Other Distributions.”
Dividend Payment Dates
When, as, and if declared by our board of directors, and to the extent we have the funds legally available, we will pay cash dividends on the Series E preferred stock quarterly, in arrears, on January 1, April 1, July 1 and October 1 of each year (each such date, a “Dividend Payment Date”), beginning on January 1, 2025.
See “Description of Series E Preferred Stock—Dividends.”
Priority Regarding Dividends
While any share of Series E preferred stock remains outstanding, unless the full dividends for the most recently completed Dividend Period on all outstanding shares of the Series E preferred stock have been declared and paid in full or declared and a sum sufficient for the payment of those dividends has been set aside:
(1)
no dividend will be declared, paid or set aside for payment and no distribution will be declared and made or set aside for payment on any Junior Stock (as defined herein), subject to certain exceptions;

(2)
no shares of Junior Stock will be repurchased, redeemed, or otherwise acquired for consideration by us, directly or indirectly, subject to certain exceptions, nor will any monies be paid to or made available for a sinking fund for the redemption of any such securities by us; and

(3)
no shares of Parity Stock (as defined herein, including our 8% Non-Cumulative, Perpetual Preferred Stock, without par value, liquidation preference $1,000 per share (the “8% Preferred”), our 7.00% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock, without par value, liquidation preference $25 per share (the “Series A preferred stock”), our 6.00% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock, without par value, liquidation preference $1,000 per share (equivalent to $25 per depositary share) (the “Series B preferred stock”), our 6.00% Fixed Rate Series C Non-Cumulative Perpetual Preferred Stock, without par value, liquidation preference $1,000 per share (equivalent to $25 per depositary share) (the “Series C preferred stock”), and our 8.25% Fixed Rate Reset Series D Non-Cumulative Perpetual Preferred Stock (the “Series D preferred stock”), will be repurchased, redeemed or otherwise acquired for consideration by us, subject to certain exceptions, during a Dividend Period.

See “Description of Series E Preferred Stock—Priority Regarding Dividends.”
Redemption
The Series E preferred stock is not subject to any mandatory redemption, sinking fund or other similar provisions.
Subject to certain terms and conditions, we may redeem the Series E preferred stock at our option, at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends (without regard to any undeclared dividends) to, but excluding, the redemption date, (i) in whole or in part, on any Dividend Payment Date on or after January 1, 2030 with not less than 30 days’ and not more than 60 days’ notice prior to the date of redemption specified in the notice, or (ii) in whole, but not in part, at any time within 90 days following a Regulatory Capital Treatment Event (as defined herein). If we redeem any shares of Series E preferred stock, the depository shall redeem a proportionate number of depositary shares. See “Description of Series E Preferred Stock—Redemption” and “Description of Depositary Shares—Redemption of Depositary Shares.”
Neither the holders of Series E preferred stock nor the holders of the related depositary shares have the right to require the redemption or repurchase of the Series E preferred stock.
Liquidation Rights
Upon our voluntary or involuntary liquidation, dissolution or winding up, the holders of the then outstanding shares of Series E preferred stock are entitled to be paid out of our assets legally available for distribution to our shareholders, before any distribution of assets is made to holders of common stock or any other Junior Stock, a liquidating distribution in the amount of a liquidation preference of $1,000 per share (equivalent to $25 per depositary share), plus the sum of any declared and unpaid dividends for prior Dividend Periods prior to the Dividend Period in which the liquidation distribution is made and any declared and unpaid dividends for the then current Dividend Period in which the liquidation distribution is made to the date of such liquidation distribution. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series E preferred stock will have no right or claim to any of our remaining assets.
Distributions will be made only to the extent that our assets are legally available after satisfaction of all liabilities to depositors and creditors and subject to the rights of holders of any securities ranking senior to the Series E preferred stock. If our remaining assets are not sufficient to pay the full liquidating distributions to the holders of all outstanding Series E preferred stock and all Parity Stock, then we will distribute our assets to those holders pro rata in proportion to the full liquidating distributions to which they would otherwise have received.
See “Description of Series E Preferred Stock—Liquidation Rights.”
Voting Rights
Holders of the Series E preferred stock will have no voting rights with respect to matters that generally require the approval of our common shareholders. Holders of the Series E preferred stock will have voting rights only with respect to (i) authorizing, creating or issuing any capital stock ranking senior to the Series E preferred stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassifying any authorized capital stock into any such shares of such capital stock or issuing any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock, (ii) amending, altering or repealing any provision of the Articles of Amendment creating the Series E preferred stock (the “Designation”) or our Articles of Incorporation (the “Articles”), including by merger, consolidation or otherwise, so as to adversely affect the powers, preferences or special rights of the Series E preferred stock, (iii) election of two directors, if dividends have not been declared and paid for at least six or more quarterly Dividend Periods (voting as a class with holders of shares of any other series of preferred stock ranking equally as to the payment of dividends and having equivalent voting rights, including the Series A preferred stock, the Series B preferred stock, the Series C preferred stock, and the Series D preferred stock) and (iv) as otherwise required by applicable law. Holders of depositary shares must act through the depository to exercise any voting rights.
See “Description of Series E Preferred Stock—Voting Rights” and “Description of Depositary Shares—Voting.”
Ranking
With respect to the payment of dividends and distributions upon our liquidation, dissolution or winding up, the Series E preferred stock will rank:
•
senior to our common stock and any other class or series of preferred stock that by its terms is designated as ranking junior to the Series E preferred stock;

•
pari passu with our Parity Stock and all future series of preferred stock that by its terms is designated as ranking equal to the Series E preferred stock or which do not state they are junior or senior to the Series E preferred, including the 8% Preferred, the Series A preferred stock, the Series B preferred stock, the Series C preferred stock, and the Series D preferred stock; and

•
junior to all existing and future indebtedness and other liabilities and any class or series of preferred stock that is expressly designated as ranking senior to the Series E preferred stock (subject to any requisite consents prior to issuance).

No Maturity
The Series E preferred stock does not have any maturity date, and we are not required to redeem the Series E preferred stock at any time. Accordingly, the Series E preferred stock will remain outstanding perpetually, unless and until we decide to redeem it and, if required, receive prior approval of the Federal Reserve to do so.
Preemptive and Conversion
Rights
None.
Listing
We have filed an application to list the depositary shares on Nasdaq under the symbol “MBINL.” If the application is approved, trading of the depositary shares on Nasdaq is expected to begin within 30 days after the date of initial issuance of the depositary shares.
Directed Share Program
We have reserved 83,100 depositary shares offered by this prospectus for sale at the public offering price to eligible employees, officers,

directors, and other persons having a relationship with us through a directed share program.
Tax Consequences
For discussion of certain United States federal tax consequences relating to the depositary shares, see “Certain United States Federal Tax Considerations.”
Use of Proceeds
We intend to use the net proceeds of this offering of depositary shares for the redemption of the Series B preferred stock and for general corporate purposes including to support balance sheet growth of Merchants Bank.
Risk Factors
See “Risk Factors” beginning on page S-15 of this prospectus supplement and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in the depositary shares.
Depository, Registrar and Transfer Agent
Computershare Trust Company, N.A. will be the transfer agent and registrar for the Series E preferred stock and the depositary shares, and Computershare Inc. and Computershare Trust Company, N.A., acting together, will be the depository.

Selected Consolidated Financial Data
The following tables set forth selected historical financial and other information for the periods ended and as of the dates indicated. The selected consolidated financial data presented below as of and for the nine months ended September 30, 2024 and 2023 is derived from our unaudited consolidated financial statements incorporated by reference into this prospectus supplement from our Quarterly Report on Form 10-Q for the nine months ended September 30, 2024. The selected consolidated financial data presented below as of and for the years ended December 31, 2023, 2022, 2021, 2020, and 2019 is derived from our audited consolidated financial statements incorporated by reference into this prospectus supplement from our Annual Report on Form 10-K for the year ended December 31, 2023. Results from prior periods are not necessarily indicative of results that may be expected for any future period.
This selected consolidated financial data should be read in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and the Results of Operations” in our Quarterly Report on Form 10-Q for the nine months ended September 30, 2024, and our Annual Report on Form 10-K for the year ended December 31, 2023, and with our consolidated financial statements and related notes incorporated by reference into this prospectus supplement.
(Dollars in thousands, except per share data)	As of and for the Nine Months Ended September 30,		As of and for the Year Ended December 31,
	2024	2023	2023	2022	2021	2020	2019
Balance Sheet Data:
Total Assets	$18,652,976	$16,495,236	$16,952,516	$12,615,227	$11,278,638	$9,645,375	$6,371,928
Loans held for investment	10,346,439	9,977,545	10,199,553	7,470,872	5,782,663	5,535,426	3,028,310
Allowance for credit losses on loans(1)	(84,549)	(66,864)	(71,752)	(44,014)	(31,344)	(27,500)	(15,842)
Loans held for sale	3,808,234	3,477,036	3,144,756	2,910,576	3,303,199	3,070,154	2,093,789
Deposits	12,891,887	13,007,338	14,061,460	10,071,345	8,982,613	7,408,066	5,478,075
Total liabilities	16,713,869	14,862,521	15,251,432	11,155,488	10,123,229	8,834,754	5,718,200
Total shareholders’ equity	1,939,107	1,632,715	1,701,084	1,459,739	1,155,409	810,621	653,728
Tangible common shareholders’ equity (non-GAAP)	1,481,641	1,116,431	1,184,889	943,100	775,708	579,847	421,438
Income Statement Data:
Interest Income	$981,374	$766,039	$1,077,798	$480,833	$311,886	$282,790	$211,995
Interest Expense	593,378	442,293	629,727	162,282	33,892	58,644	89,697
Net interest income	387,996	323,746	448,071	318,551	277,994	224,146	122,298
Provision for credit losses	21,589	33,484	40,231	17,295	5,012	11,838	3,940
Noninterest income	88,967	80,214	114,668	125,936	157,333	127,473	47,089
Noninterest expense	160,610	122,022	174,601	136,050	125,385	96,424	63,313
Income before taxes	294,764	248,454	347,907	291,142	304,930	243,357	102,134
Provision for income taxes	70,044	46,693	68,673	71,421	77,826	62,824	24,805
Net income, as previously reported	224,720	201,761	279,234	219,721	227,104	180,533	77,329
Preferred stock dividends	(24,181)	(26,003)	34,670	25,983	20,873	14,473	9,216
Preferred stock redemption	(1,823)	—	n/a	n/a	n/a	n/a	n/a
Net income available to common shareholders	$198,716	$175,758	$244,564	$193,738	$206,231	$166,060	$68,113
Nonperforming loans	$210,902	$60,165	$82,015	$26,683	$761	$6,321	$4,678
Nonperforming loans to total loans	2.04%	0.60%	0.80%	0.36%	0.01%	0.11%	0.15%
Nonperforming assets	$211,798	$60,165	$82,015	$26,683	$761	$6,321	$4,822
Nonperforming assets to total assets	1.14%	0.36%	0.48%	0.21%	0.01%	0.07%	0.08%

(Dollars in thousands, except per share data)	As of and for the Nine Months Ended September 30,		As of and for the Year Ended December 31,
	2024	2023	2023	2022	2021	2020	2019
Allowance for credit losses on loans to total loans	0.82%	0.67%	0.70%	0.59%	0.54%	0.50%	0.52%
Allowance for credit losses on loans to nonperforming loans	40.09%	111.13%	87.49%	164.95%	4,118.79%	435.06%	338.65%
Net charge-offs/(recoveries) to average loans and loans held for sale	0.06%	0.11%	0.08%	0.01%	0.01%	0.00%	0.02%
Per Share Data (Common Stock)(2)
Diluted earnings per share	$4.45	$4.06	$5.64	$4.47	$4.76	$3.85	$1.58
Dividends declared	$0.27	$0.24	$0.32	$0.28	$0.24	$0.21	$0.19
Tangible book value per common share	$32.38	$25.82	$27.40	$21.88	$17.96	$13.45	$9.79
Weighted average shares outstanding
Basic	44,549,432	43,218,125	43,224,042	43,164,477	43,172,078	43,113,741	43,057,688
Diluted	44,696,107	43,317,343	43,345,799	43,316,904	43,325,303	43,167,113	43,118,561
Shares outstanding at period end	45,764,023	43,240,212	43,242,928	43,113,127	43,180,079	43,120,625	43,059,657
Performance Metrics
Return on average assets	1.69%	1.85%	1.85%	1.99%	2.23%	2.12%	1.47%
Return on average equity	16.30%	17.35%	17.63%	17.21%	22.07%	25.09%	14.37%
Return on average tangible common equity (non-GAAP)	19.39%	22.61%	22.92%	22.50%	30.10%	34.02%	17.56%
Net interest margin	3.04%	3.07%	3.06%	2.97%	2.79%	2.69%	2.40%
Efficiency ratio (non-GAAP)	33.67%	30.21%	31.03%	30.61%	28.8%	27.42%	37.38%
Loans and loans held for sale to deposits	109.80%	103.44%	94.90%	103.08%	101.15%	116.17%	93.50%
Capital Ratios–Merchants Bancorp
Tangible common equity to tangible assets (non-GAAP)	7.9%	6.8%	7.0%	7.5%	6.9%	6.0%	6.6%
Tier 1 common equity risk-weighted assets	8.9%	7.6%	7.8%	7.7%	n/a(3)	n/a(3)	7.4%
Tier 1 leverage/CBLR	10.5%	10.1%	10.1%	11.7%	10.4%	8.6%	9.4%
Tier 1 capital to risk-weighted assets	11.6%	10.9%	11.1%	11.7%	n/a(3)	n/a(3)	11.3%
Total capital to risk-weighted assets	12.2%	11.5%	11.6%	12.2%	n/a(3)	n/a(3)	11.6%
Capital Ratios–Merchants Bank Only
Tier 1 common equity to risk-weighted assets	11.4%	10.9%	10.9%	11.3%	n/a(3)	n/a(3)	11.7%
Tier 1 leverage/CBLR	10.4%	10.1%	10.1%	11.3%	10.3%	8.7%	9.7%
Tier 1 capital to risk-weighted assets	11.4%	10.9%	10.9%	11.3%	n/a(3)	n/a(3)	11.7%
Total capital to risk-weighted assets	12.0%	11.5%	11.5%	11.7%	n/a(3)	n/a(3)	12.0%

(1)
The Company adopted FASB Accounting Standards Update (“ASU”) 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“CECL”) on January 1, 2022. ASU 2016-13 replaces the allowance for loan losses that used incurred loss impairment methodology in 2019-2021.

(2)
The number of shares have been restated to reflect the 3-for-2 common stock split effective on January 17, 2022.

(3)
The Company utilized the Community Leverage Bank Ratio (“CBLR”) framework from March 31, 2020 through June 30, 2021.

Non-GAAP Financial Measures
Some of the financial measures included in this prospectus supplement are not measures of financial performance recognized by generally accepted accounting principles in the United States (“GAAP”). Our management uses these non-GAAP financial measures in its analysis of our performance. These non-GAAP financial measures include presentation of tangible common shareholders’ equity, tangible book value per share, tangible common shareholders’ equity to tangible assets, return on average tangible common equity, and efficiency ratio.
The reconciliation from shareholders’ equity per GAAP to tangible common shareholders’ equity is comprised of goodwill and intangibles totaling $8.1 million at September 30, 2024, $16.7 million at September 30, 2023, $16.6 million at December 31, 2023, $17.0 million at December 31, 2022, $17.6 million at December 31, 2021, $18.1 million at December 31, 2020, and $19.6 million at December 31, 2019, as well as preferred stock totaling $449.4 million at September 30, 2024, $499.6 million at September 30, 2023, $499.6 million at December 31, 2023, $499.6 million at December 31, 2022, $362.1 million at December 31, 2021, $212.6 million at December 31, 2020, and $212.6 million at December 31, 2019.
The reconciliation from consolidated assets per GAAP to tangible assets is comprised solely of consolidated assets less goodwill and intangibles totaling $8.1 million at September 30, 2024, $16.7 million at September 30, 2023, $16.6 million at December 31, 2023, $17.0 million at December 31, 2022, $17.6 million at December 31, 2021, $18.1 million at December 31, 2020, and $19.6 million at December 31, 2019.
The efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.
Tangible book value per common share represents tangible common shareholders’ equity divided by ending common shares.
Return on average tangible common equity represents net income available to common shareholders divided by average shareholders’ equity, less average goodwill, average intangibles, and average preferred stock.
We believe that these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however, we acknowledge that the non-GAAP financial measures have a number of limitations. As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and these disclosures are not necessarily comparable to non-GAAP financial measures that other companies use.
A reconciliation of GAAP to non-GAAP financial measures is as follows:
(Dollars in thousands except per share data)	Nine Months Ended September 30,		At December 31,
	2024	2023	2023	2022	2021	2020	2019
Tangible common shareholders’ equity:
Shareholders’ equity per GAAP	$1,939,107	$1,632,715	$1,701,084	$1,459,739	$1,155,409	$810,621	$653,728
Less: goodwill & intangibles	(8,079)	(16,676)	(16,587)	(17,031)	(17,552)	(18,128)	(19,644)
Tangible shareholders’ equity	1,931,028	1,616,039	1,684,497	1,442,708	1,137,857	792,493	634,084
Less: preferred stock	(449,387)	(499,608)	(499,608)	(499,608)	(362,149)	(212,646)	(212,646)
Tangible common shareholders’ equity	$1,481,641	$1,116,431	$1,184,889	$943,100	$775,708	$579,847	$421,438
Average tangible common shareholders’ equity:
Average shareholders’ equity per GAAP	$1,838,182	$1,550,196	$1,583,485	$1,276,443	$1,028,834	$719,630	$537,946
Less: average goodwill & intangibles	(8,906)	(16,859)	(16,801)	(17,293)	(17,841)	(18,899)	(20,243)
Less: average preferred stock	(466,066)	(499,608)	(499,608)	(398,182)	(325,904)	(212,646)	(129,881)

(Dollars in thousands except per share data)	Nine Months Ended September 30,		At December 31,
	2024	2023	2023	2022	2021	2020	2019
Average tangible common shareholders’ equity	$1,363,210	$1,033,729	$1,067,076	$860,968	$685,089	$488,085	$387,822
Tangible assets:
Assets per GAAP	$18,652,976	$16,495,236	$16,952,516	$12,615,227	$11,278,638	$9,645,375	$6,371,928
Less: goodwill & intangibles	(8,079)	(16,676)	(16,587)	(17,031)	(17,552)	(18,128)	(19,644)
Tangible assets	$18,644,897	$16,478,560	$16,935,929	$12,598,196	$11,261,086	$9,627,247	$6,352,284
Ending Common Shares(1)	45,764,023	43,240,212	43,242,928	43,113,127	43,180,079	43,120,625	43,059,657
Tangible book value per common share(1)	$32.38	$25.82	$27.40	$21.88	$17.96	$13.45	$9.79
Return on average tangible common shareholders’ equity	19.39%	22.61%	22.92%	22.50%	30.10%	34.02%	17.56%
Tangible common shareholders’ equity to tangible assets	7.9%	6.8%	7.0%	7.5%	6.9%	6.0%	6.6%
Net income as reported per GAAP	$224,720	$201,761	$279,234	$219,271	$227,104	$180,533	$77,329
Less: preferred stock dividends	24,181	26,003	34,670	25,983	20,873	14,473	9,216
Less: stock redemptions	1,823	—	n/a	n/a	n/a	n/a	n/a
Net income available to common shareholders	$198,716	$175,758	$244,564	$193,738	$206,231	$166,060	$68,113
Efficiency ratio (based on all GAAP metrics):
Noninterest expense	$160,610	$122,022	$174,601	$136,050	$125,385	$96,424	$63,313
Net interest income (before provision for credit losses)	387,996	323,746	448,071	318,551	277,994	224,146	122,298
Noninterest income	88,967	80,214	114,668	125,936	157,333	127,473	47,089
Total revenues for efficiency ratio	$476,963	$403,960	$562,739	$444,487	$435,327	$351,619	$169,387
Efficiency ratio	33.67%	30.21%	31.03%	30.61%	28.80%	27.42%	37.38%

(1)
The number of shares have been restated to reflect the 3-for-2 common stock split, effective on January 17, 2022.

RISK FACTORS
An investment in the depositary shares involves certain risks relating to the Series E preferred stock, the depositary shares and Merchants. Before making an investment decision, you should carefully consider the risks described below and the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2023, and any updates to these risk factors in our Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, together with all other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The risks and uncertainties we describe herein are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business or operations.
Any adverse effect on our business, financial condition or results of operations could result in a decline in the value of the depositary shares and the loss of all or part of your investment. You are making an investment decision about both the depositary shares and the Series E preferred stock. As described in this prospectus supplement, we are issuing depositary shares representing fractional interests in shares of Series E preferred stock. The depository will rely solely on the payments it receives on the Series E preferred stock to fund all payments on the depositary shares. You should carefully review the information in this prospectus supplement regarding both of these securities before making an investment decision.
The Series E preferred stock will be an equity security and will be subordinate to our existing and future indebtedness.
The shares of Series E preferred stock will be equity interests and will not constitute indebtedness of ours. This means that the depositary shares, which represent fractional interests in shares of Series E preferred stock, will rank junior to all our existing and future indebtedness and our other non-equity claims with respect to assets available to satisfy claims against us, including claims in the event of our liquidation.
As of September 30, 2024, our total liabilities were approximately $16.7 billion, and we may incur additional indebtedness in the future to increase our capital resources. Additionally, if our capital ratios or the capital ratios of either of our banking subsidiaries fall below minimum ratios required by the Federal Reserve, we or our banking subsidiaries could be required to raise additional capital by making additional offerings of debt securities, including medium-term notes, senior or subordinated notes, or other applicable securities. The Series E preferred stock places no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the limited voting rights referred to below in “Risk Factors—Holders of the Series E preferred stock and the depositary shares will have limited voting rights.” Further, our existing and future indebtedness may restrict the payment of dividends on the Series E preferred stock.
Additional issuances of preferred stock or securities convertible into preferred stock may further dilute existing holders of the depositary shares.
We may determine that it is advisable, or we may encounter circumstances where we determine it is necessary, to issue additional shares of preferred stock, securities convertible into, exchangeable for or that represent an interest in preferred stock, or preferred stock-equivalent securities to fund strategic initiatives or other business needs or to build additional capital. Our board of directors is authorized to cause us to issue one or more classes or series of preferred stock from time to time without any action on the part of the shareholders, including issuing additional shares of Series E preferred stock or additional depositary shares. Our board of directors also has the power, without shareholder approval, to set the terms of any such classes or series of preferred stock that may be issued, including voting rights, dividend rights and preferences over the Series E preferred stock with respect to dividends or upon our dissolution, winding-up and liquidation and other terms.
Although the affirmative vote or consent of the holders of at least 66-2∕3% of all outstanding shares of the Series A preferred stock, the Series B preferred stock, the Series C preferred stock, the Series D preferred stock, and the Series E preferred stock voting together as a single class, and the affirmative vote or consent of the holders of a majority of all outstanding shares of the 8% Preferred is required to authorize or issue any shares of capital stock senior in rights and preferences to the Series A preferred stock, the Series B preferred stock, the Series C preferred stock, the Series D preferred stock, Series E preferred stock, or the 8% Preferred, respectively, if we issue preferred stock in the future with voting rights that dilute the voting power of the Series E preferred stock or depositary shares, the rights of holders of the depositary shares or the market price of the depositary shares could be adversely affected. The market price of the depositary shares could decline as a result of these other offerings, as well as other sales of a large block of depositary shares, Series E preferred stock or similar securities in the market thereafter, or the perception that such sales could occur. Holders of the Series E preferred stock are not entitled to preemptive rights or other protections against dilution.
The Series E preferred stock may be junior in rights and preferences to our future preferred stock.
The Series E preferred stock may rank junior to preferred stock issued in the future that by its terms is expressly senior in rights and preferences to the Series E preferred stock, although the affirmative vote or consent of the holders of at least 66-2∕3% of all outstanding shares of the Series E preferred stock is required to authorize or issue any shares of stock senior in rights and preferences to the Series E preferred stock. The terms of any future preferred stock expressly senior to the Series E preferred stock may restrict dividend payments on the Series E preferred stock.
Dividends on the Series E preferred stock are discretionary and non-cumulative.
Dividends on the Series E preferred stock are discretionary and will not be cumulative. If our board of directors does not declare a dividend on the Series E preferred stock or if our board of directors authorizes and we declare less than a full dividend in respect of a Dividend Period, the holders of the Series E preferred stock will have no right to receive any dividend or a full dividend, as the case may be, for the Dividend Period, and we will have no obligation to pay partial or full dividends for that Dividend Period at any time, whether or not our board of directors declares a dividend on the Series E preferred stock or any other class or series of our capital stock for any future Dividend Period. Any declaration and payment of dividends on the Series E preferred stock will depend upon, among other factors, our earnings and financial condition, liquidity and capital requirements, the general economic and regulatory climate, our ability to service any equity or debt obligations senior to the Series E preferred stock, dividend restrictions contained in any credit agreements and other factors deemed relevant by our board of directors. In addition, under the Federal Reserve’s capital rules, dividends on the Series E preferred stock may only be paid out of our net income, retained earnings or surplus related to other additional Tier 1 capital instruments.
Our ability to declare and pay dividends is subject to statutory, regulatory and contractual restrictions.
We are subject to statutory and regulatory limitations on our ability to declare and pay dividends on the Series E preferred stock. In particular, dividends on the Series E preferred stock will be subject to our receipt of any required prior approval by the Federal Reserve (if then required) and to the satisfaction of conditions set forth in the capital adequacy requirements of the Federal Reserve applicable to dividends on the Series E preferred stock. Under the Federal Reserve’s capital rules, dividends on the Series E preferred stock may only be paid out of our net income, retained earnings or surplus related to other additional Tier 1 capital instruments.
The Series E preferred stock may be redeemed at our option, and you may not be able to reinvest the redemption price you receive in a similar security.
Subject to the approval of the Federal Reserve (if then required), at our option, we may redeem the Series E preferred stock at any time, either in whole or in part, for cash, on any Dividend Payment Date on or after January 1, 2030. We may also redeem the Series E preferred stock at our option, subject to the approval of the Federal Reserve (if then required), at any time, in whole, but not in part, within 90 days following the occurrence of a “Regulatory Capital Treatment Event” (as defined herein), such as a proposed change in law or regulation after the initial issuance date with respect to whether the Series E preferred stock qualifies as an “additional Tier 1 capital” instrument.
Although the terms of the Series E preferred stock have been established at issuance to satisfy the criteria for “additional Tier 1 capital” instruments consistent with Basel III as set forth in the joint final rulemaking issued in July 2013 by the Federal Reserve, the FDIC and the Office of the Comptroller of the Currency, it is possible that the Series E preferred stock may not satisfy the criteria set forth in future rulemakings or interpretations.

As a result, a Regulatory Capital Treatment Event could occur whereby we would have the right, subject to prior approval of the Federal Reserve (if then required), to redeem the Series E preferred stock in accordance with its terms prior to January 1, 2030, or any date thereafter.
If we redeem the Series E preferred stock for any reason, you may not be able to reinvest the redemption proceeds you receive in a similar security or earn similar rate of return on any investment. See “Description of Series E Preferred Stock—Redemption” for more information on redemption of the Series E preferred stock.
Investors should not expect us to redeem the Series E preferred stock on the date it becomes redeemable or on any particular date after it becomes redeemable.
The Series E preferred stock is a perpetual equity security. This means that it has no maturity or mandatory redemption date and is not redeemable at the option of the holders of the Series E preferred stock or the holders of the related depositary shares offered by this prospectus supplement. The Series E preferred stock may be redeemed by us at our option, either in whole or in part, for cash, on any Dividend Payment Date on or after January 1, 2030, or in whole, but not in part, at any time within 90 days following a Regulatory Capital Treatment Event (as defined herein). Any decision we may make at any time to propose a redemption of the Series E preferred stock will depend upon, among other things, our evaluation of our capital position, the composition of our shareholders’ equity and general market conditions at that time.
In addition, our right to redeem the Series E preferred stock is subject to limitations. Under the Federal Reserve’s current risk-based capital guidelines applicable to bank holding companies, any redemption of the Series E preferred stock is subject to prior approval of the Federal Reserve. We cannot assure you that the Federal Reserve will approve any redemption of the Series E preferred stock that we may propose.
There also can be no assurance that, if we propose to redeem the Series E preferred stock without replacing such capital with common equity Tier 1 capital or additional Tier 1 capital instruments, the Federal Reserve will authorize such redemption. We understand that the factors that the Federal Reserve will consider in evaluating a proposed redemption, or a request that we be permitted to redeem the Series E preferred stock without replacing it with common equity Tier 1 capital or additional Tier 1 capital instruments, include its evaluation of the overall level and quality of our capital components, considered in light of our risk exposures, earnings and growth strategy, and other supervisory considerations, although the Federal Reserve may change these factors at any time.
We are a holding company and depend on our subsidiaries for dividends, distributions and other payments.
We are a legal entity separate and distinct from our banking and other subsidiaries. Our principal source of cash flow, including cash flow to pay dividends to our shareholders and to pay principal and interest on our outstanding debt, is dividends from our commercial banking subsidiary, Merchants Bank. There are statutory and regulatory limitations on the payment of dividends by Merchants Bank to us, as well as by us to our shareholders. Regulations of the Federal Reserve, the Indiana Department of Financial Institutions and the FDIC, as applicable, affect the ability of Merchants Bank to pay dividends and other distributions to us and to make loans to us. If Merchants Bank is unable to make dividend payments to us and sufficient cash or liquidity is not otherwise available, we may not be able to make dividend payments to our common and preferred shareholders or principal and interest payments on our outstanding debt.
In addition, our right to participate in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise, and thus your ability as a holder of the depositary shares each representing an interest in a share of the Series E preferred stock to benefit indirectly from such distribution, will be subject to the prior claims of creditors of that subsidiary, except to the extent that any of our claims as a creditor of such subsidiary may be recognized. As a result, shares of the Series E preferred stock are effectively subordinated to all existing and future liabilities and obligations of our subsidiaries. As of September 30, 2024, our subsidiaries’ total deposits and borrowings were approximately $16.5 billion.
Holders of the Series E preferred stock and the depositary shares will have limited voting rights.
Holders of the Series E preferred stock, and accordingly, holders of the depositary shares, will have no voting rights with respect to matters that generally require the approval of our common shareholders. Holders of the

Series E preferred stock will have voting rights only with respect to (i) authorizing, creating or issuing any capital stock ranking senior to the Series E preferred stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassifying any authorized capital stock into any such shares of such capital stock or issuing any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock, (ii) amending, altering or repealing any provision of our Articles or Designation, including by merger, consolidation or otherwise, so as to adversely affect the powers, preferences or special rights of the Series E preferred stock, (iii) two directors, following non-payments of dividends for at least six or more quarterly Dividend Periods (voting as a class with holders of shares of any other series of preferred stock ranking equally as to the payment of dividends and having equivalent voting rights, including the Series A preferred stock, the Series B preferred stock, the Series C preferred stock, and the Series D preferred stock), and (iv) as otherwise required by applicable law. See “Description of Series E Preferred Stock—Voting Rights.”
Holders of the depositary shares must act through the depository to exercise any voting rights of the Series E preferred stock. Although each depositary share is entitled to 1/40th of a vote, the depository can only vote whole shares of Series E preferred stock. While the depository will vote the maximum number of whole shares of Series E preferred stock in accordance with the instructions it receives, any remaining fractional votes of holders of the depositary shares will not be voted. See “Description of Depositary Shares—Voting.”
We cannot assure you that a liquid trading market for our depositary shares will develop, and you may find it difficult to sell any of the depositary shares you hold.
We have filed an application to list the depositary shares on Nasdaq under the symbol “MBINL.” If the application is approved, trading of the depositary shares on Nasdaq is expected to begin within 30 days after the date of initial issuance of the depositary shares. Even if the depositary shares are listed, there may be little or no secondary market for the depositary shares. Certain of the underwriters have advised us that they intend to make a market in the depositary shares. However, the underwriters are not obligated to do so and may discontinue any market making in the depositary shares at any time in their sole discretion. Even if a secondary market for the depositary shares develops, it may not provide significant liquidity. We cannot assure you that you will be able to sell any depositary shares you may hold at a particular time or at a price that you find favorable.
General market conditions and unpredictable factors could adversely affect market prices for the depositary shares.
Future trading prices of the depositary shares will depend on many factors, including:
•
whether we declare or fail to declare dividends on the Series E preferred stock from time to time;

•
our operating performance, financial condition and prospects, or the operating performance, financial condition and prospects of our competitors;

•
our creditworthiness;

•
the ratings given to our securities by credit rating agencies, including the ratings given to the Series E preferred stock or the depositary shares;

•
the fact that our Series E preferred stock stops being rated by any of the credit rating agencies;

•
prevailing interest rates;

•
economic, financial, geopolitical, regulatory or judicial events affecting us or the financial markets generally; and

•
the market for similar securities.

Accordingly, the depositary shares may trade at a discount to the price per share paid for such shares even if a secondary market for the depositary shares develops.
Our management has broad discretion over the use of proceeds from this offering.
Our management has significant flexibility in applying the proceeds that we receive from this offering. Although we have indicated our intent to use the proceeds from this offering for the redemption of the Series B preferred stock and for general corporate purposes including to support balance sheet growth of Merchants Bank, the proceeds of this offering may be used in a manner which does not generate a favorable return for us.
An investment in the depositary shares and the Series E preferred stock is not an insured deposit.
The depositary shares and the Series E preferred stock are equity securities and are not bank deposits or savings accounts and, therefore, are not insured against loss by the FDIC, any other deposit insurance fund or by any other public or private entity. An investment in the depositary shares and the Series E preferred stock is inherently risky for the reasons described in this “Risk Factors” section and elsewhere in this prospectus supplement, the accompanying prospectus and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. As a result, if you acquire the depositary shares and the Series E preferred stock, you may be at risk of losing some or all of your investment.
A downgrade, suspension or withdrawal of any rating assigned by a rating agency to us or our securities, including the Series E preferred stock and the depositary shares, could cause the liquidity or trading price of the depositary shares to decline significantly.
Real or anticipated changes in the credit ratings assigned to the Series E preferred stock, the depositary shares or our credit ratings generally could affect the trading price of the depositary shares. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing credit rating agency in its sole discretion. In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the financial services industry as a whole and may change their credit rating for us and our securities, including the Series E preferred stock and the depositary shares, based on their overall view of our industry. Additionally, we may choose not to engage a credit rating agency and in the future may choose not to renew the services of any credit rating agency, in which case such credit rating agency may choose to withdraw any prior rating. A future downgrade, withdrawal, or the announcement of a possible downgrade or withdrawal in the ratings assigned to the Series E preferred stock, the depositary shares, us or our other securities, or any perceived decrease in our creditworthiness could cause the trading price of the depositary shares to decline significantly.
U.S. corporate holders of depositary shares may be unable to use the dividends-received deduction.
Payments on the Series E preferred stock underlying the depositary shares will be treated as dividends for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits, and may be eligible for the dividends-received deduction if paid to corporate U.S. holders. Any payments on the depositary shares in excess of our current and accumulated earnings and profits will be treated first as a return of capital reducing holders’ tax basis in the Series E preferred stock, and then, to the extent in excess of such tax basis, as gain from the sale or exchange of the Series E preferred stock.
A reduction in the tax basis of the Series E preferred stock would increase any gain or reduce any loss realized on the subsequent sale, redemption or other disposition of the Series E preferred stock. Any payments on the Series E preferred stock treated as a return of capital, or any gain recognized by a corporate U.S. holder on the deemed or actual sale or exchange of the Series E preferred stock, would not be eligible for the dividends-received deduction.
Although we presently have accumulated earnings and profits, we may not have sufficient current or accumulated earnings and profits during future fiscal years for the distributions on the Series E preferred stock underlying the depositary shares to qualify as dividends for U.S. federal income tax purposes. If any distributions on the shares of Series E preferred stock underlying the depositary shares with respect to any fiscal year are not eligible for the dividends-received deduction because of insufficient current or accumulated earnings and profits, the market value for the depositary shares may decline.

USE OF PROCEEDS
We estimate that the net proceeds for this offering will be approximately $222.8 million after deducting estimated expenses and underwriting discounts and commissions. We intend to use the net proceeds of this offering of depositary shares for the redemption of the Series B preferred stock and for general corporate purposes including to support balance sheet growth of Merchants Bank. The net proceeds may be invested temporarily in cash or short-term marketable securities until they are applied.

CAPITALIZATION
The following table sets forth our capitalization as of:
•
September 30, 2024 on an actual basis; and

•
September 30, 2024 on an as-adjusted basis, to give effect to the sale of 9,200,000 depositary shares and after deducting the underwriting discounts and commissions and our estimated offering expenses and the use of proceeds to redeem the Series B preferred stock.

	As of September 30, 2024
	Actual	As-Adjusted
	(Dollars in thousands except per-share data)
Cash and cash equivalents	$601,906	$699,678
Borrowings	$3,568,721	$3,568,721
Shareholders’ equity:
Preferred stock, without par value, shares authorized 5,000,000:
8.00% Non-Cumulative, Perpetual Preferred Stock, liquidation preference $1,000 per share, shares authorized 50,000, shares issued and outstanding–0	$—	$—
7.00% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock, liquidation preference $25 per share, shares authorized 3,500,000, shares issued and outstanding–0	—	—
6.00% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock, liquidation preference $1,000 per share, shares authorized 125,000, shares issued and outstanding–0	120,844	—
6.00% Fixed Rate Series C Non-Cumulative Perpetual Preferred Stock, liquidation preference $1,000 per share, shares authorized 200,000, shares issued and outstanding–196,181	191,084	191,084
8.25% Fixed Rate Reset Series D Non-Cumulative Perpetual Preferred Stock, liquidation preference $1,000 per share, shares authorized 300,000, shares issued and outstanding 142,500	137,459	137,459
7.625% Fixed Rate Series E Non-Cumulative Perpetual Preferred stock, liquidation preference $1,000 per share, shares authorized 230,000, shares issued and outstanding 230,000	—	222,772
Common stock, without par value; shares authorized 75,000,000, 45,757,567 shares issued and outstanding	239,448	239,448
Retained earnings	1,250,176	$1,246,020
Accumulated other comprehensive income	96	96
Total shareholders’ equity	$1,939,107	$2,036,879
Total Capitalization	$5,507,828	$5,605,600
Capital ratio:–Merchants Bancorp:
Tangible common shareholders’ equity to tangible assets (non-GAAP)(1)	7.9%	8.4%

(1)
This is a non-GAAP measure. See “Prospectus Supplement Summary—Selected Consolidated Financial Data—Non-GAAP Financial Measures.

DESCRIPTION OF SERIES E PREFERRED STOCK
The following description summarizes the material terms of the Series E preferred stock, and supplements the description of the general terms and provisions of our serial preferred stock set forth under “Description of Capital Stock—Preferred Stock” beginning on page 16 of the accompanying prospectus.
The following summary of the terms and provisions of the Series E preferred stock does not purport to be complete and is qualified in its entirety by reference to the relevant sections of the Articles, which we have previously filed with the SEC, and the Designation, which will be included as an exhibit to documents that we file with the SEC. If any information regarding the Series E preferred stock contained in the Articles or the Designation is inconsistent with the information in this prospectus supplement or the accompanying prospectus, the information in the Articles or Designation, as applicable, will apply and supersede information in this prospectus supplement and the accompanying prospectus.
General
The Articles authorize us to issue 5,000,000 shares of preferred stock, without par value, in one or more series, and our board of directors is authorized to fix the number of shares of each series and determine the rights, designations, preferences, privileges, limitations and restrictions of any such series. As of the date of this prospectus supplement, we have no shares of our 8% Preferred issued and outstanding, no shares of our Series A preferred stock issued and outstanding, 125,000 shares of our Series B preferred stock issued and outstanding, 196,181 shares of our Series C preferred stock issued and outstanding, and 142,500 shares of our Series D preferred stock issued and outstanding.
The “7.625% Fixed Rate Series E Non-Cumulative Perpetual Preferred Stock” will be designated as one series of our authorized preferred stock. We are offering 9,200,000 depositary shares, each representing a 1/40th interest in a share of Series E preferred stock, representing 230,000 shares of Series E preferred stock in the aggregate. The Series E preferred stock, upon issuance against full payment of the purchase price for the depositary shares, will be fully paid and nonassessable. We may from time to time, without notice to or the consent of holders of the Series E preferred stock, issue additional shares of Series E preferred stock, provided that if the additional shares are not fungible for U.S. federal income tax purposes with the initial shares of such series, the additional shares shall be issued under a separate CUSIP number. The additional shares would form a single series together with all previously issued shares of Series E preferred stock. In the event we issue additional shares of Series E preferred stock, we will cause a corresponding number of additional depositary shares to be issued.
The depository will initially be the sole holder of the Series E preferred stock. The holders of depositary shares will be required to exercise their proportional rights in the shares of Series E preferred stock through the depository, as described in “Description of Depositary Shares” in this prospectus supplement.
Ranking
With respect to the payment of dividends and rights (including redemption rights) upon our liquidation, dissolution or winding up, the Series E preferred stock will rank (i) senior and prior to our common stock and any other class or series of preferred stock that by its terms is designated as ranking junior to the Series E preferred stock, (ii) pari passu with all existing and future class or series of preferred stock that by its terms is designated as ranking equal to the Series E preferred stock or does not state it is junior or senior to the Series E preferred stock including, without limitation, the 8% Preferred, the Series A preferred stock, the Series B preferred stock, the Series C preferred stock, and the Series D preferred stock, and (iii) junior to all our existing and future indebtedness and other liabilities and any class or series of preferred stock that is expressly designated as ranking senior to the Series E preferred stock (subject to any requisite consents prior to issuance).
The Series E preferred stock will not be convertible into, or exchangeable for, shares of any other class or series of our capital stock or other securities and will not be subject to any sinking fund or other obligation to redeem or repurchase the Series E preferred stock. The preferred stock is not secured, is not guaranteed by us or any of our affiliates and is not subject to any other arrangement that legally or economically enhances the ranking of the Series E preferred stock.

Dividends
Holders of the Series E preferred stock will be entitled to receive, only when, as, and if declared by our board of directors, out of assets legally available under applicable law for payment, non-cumulative cash dividends based on the liquidation preference of $1,000 per share of Series E preferred stock (equivalent to $25 per depositary share), and no more, at a rate equal to 7.625% per annum (equivalent to $1.90625 per depositary share per annum), for each quarterly Dividend Period occurring from, and including, the original issue date of the Series E preferred stock. A “Dividend Period” means the period from, and including, each Dividend Payment Date (as defined below) to, but excluding, the next succeeding Dividend Payment Date, except for the initial Dividend Period, which will be the period from, and including, the issue date of the shares of Series E preferred stock to, but excluding, the next succeeding Dividend Payment Date.
When, as, and if declared by our board of directors, we will pay cash dividends on the Series E preferred stock quarterly, in arrears, on January 1, April 1, July 1 and October 1 of each year (each such date, a “Dividend Payment Date”), beginning on January 1, 2025. We will pay cash dividends to the holders of record of shares of the Series E preferred stock as they appear on our stock register on the applicable record date, which shall be the 15th calendar day before that Dividend Payment Date or such other record date fixed by our board of directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date.
If any Dividend Payment Date is a day that is not a business day (as defined below), then the dividend with respect to that Dividend Payment Date will instead be paid on the immediately succeeding business day, without interest or other payment in respect of such delayed payment. A “business day” means any weekday in New York, New York that is not a day on which banking institutions in that city are authorized or required by law, regulation, or executive order to be closed.
We will calculate dividends on the Series E preferred stock on the basis of a 360-day year of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. Dividends on the Series E preferred stock will cease to accrue after the redemption date, as described below under “—Redemption,” unless we default in the payment of the redemption price of the shares of the Series E preferred stock called for redemption.
Dividends on the Series E preferred stock will not be cumulative or mandatory. If our board of directors does not declare a dividend on the Series E preferred stock for, or our board of directors authorizes and we declare less than a full dividend in respect of any Dividend Period, the holders will have no right to receive any dividend or a full dividend, as the case may be, for the Dividend Period, and we will have no obligation to pay a dividend or to pay full dividends for that Dividend Period at any time, whether or not dividends on the Series E preferred stock or any other class or series of our preferred stock or common stock are declared for any future Dividend Period.
Dividends on the Series E preferred stock will accrue from the dividend declaration date at the dividend rate on the liquidation preference amount of $1,000 per share (equivalent to $25 per depositary share). If we issue additional shares of the Series E preferred stock, dividends on those additional shares will accrue from the prior Dividend Payment Date at the dividend rate, unless such additional shares were issued prior to the first Dividend Payment Date, then such shares shall accrue from the original issue date of the Series E preferred stock.
Priority Regarding Dividends
While any share of Series E preferred stock remains outstanding, unless the full dividends for the most recently completed Dividend Period on all outstanding shares of the Series E preferred stock have been declared and paid in full or declared and a sum sufficient for the payment of those dividends has been set aside:
(1)
no dividend will be declared and paid or set aside for payment and no distribution will be declared and made or set aside for payment on any Junior Stock (as defined below) (other than a dividend payable solely in shares of Junior Stock or any dividend in connection with the implementation of a shareholder rights plan or the redemption or repurchase of any rights under such a plan, including with respect to any successor shareholder rights plan);

(2)
no shares of Junior Stock will be repurchased, redeemed, or otherwise acquired for consideration by us, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange for or conversion into Junior Stock, through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock or pursuant to a contractually binding requirement to buy Junior Stock pursuant to a binding stock repurchase plan existing prior to the most recently completed Dividend Period), nor will any monies be paid to or made available for a sinking fund for the redemption of any such securities by us; and

(3)
no shares of Parity Stock (as defined below) will be repurchased, redeemed or otherwise acquired for consideration by us (other than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series E preferred stock and such Parity Stock, through the use of the proceeds of a substantially contemporaneous sale of other shares of Parity Stock or Junior Stock, as a result of a reclassification of Parity Stock for or into other Parity Stock, or by conversion into or exchange for other Parity Stock or Junior Stock).
The foregoing limitations do not apply to purchases or acquisitions of our Junior Stock pursuant to any employee or director incentive or benefit plan or arrangement (including any of our employment, severance, or consulting agreements) of ours or of any of our subsidiaries adopted before or after the date of this prospectus supplement.
Except as provided below, while any share of Series E preferred stock remains outstanding, we will not declare, pay, or set aside for payment full dividends on any Parity Stock unless we have paid in full, or set aside payment in full, in respect of all declared and unpaid dividends for all Dividend Periods for outstanding shares of Series E preferred stock. To the extent that we declare dividends on the Series E preferred stock and on any Parity Stock but cannot make full payment of such declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series E preferred stock and the holders of any Parity Stock then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, we will allocate dividend payments based on the ratio between the then current and unpaid dividend payments due on the shares of Series E preferred stock and (i) in the case of cumulative Parity Stock, the aggregate of the accrued and unpaid dividends due on any such Parity Stock and (ii) in the case of non-cumulative Parity Stock, the aggregate of the declared but unpaid dividends due on any such Parity Stock. No interest will be payable in respect of any dividend payment on Series E preferred stock that may be in arrears.
As used in this prospectus supplement, “Junior Stock” means our common stock and any other class or series of our capital stock over which the Series E preferred stock has preference or priority in the payment of dividends or in the distribution of assets on our liquidation, dissolution or winding up, and “Parity Stock” means any other class or series of our capital stock that ranks on a par with the Series E preferred stock in the payment of dividends and in the distribution of assets on our liquidation, dissolution or winding up, including without limitation, our 8% Preferred, the Series A preferred stock, the Series B preferred stock, the Series C preferred stock, and the Series D preferred stock.
Subject to the conditions described above, and not otherwise, dividends (payable in cash, stock, or otherwise), as may be determined by our board of directors, may be declared and paid on our common stock and any Junior Stock from time to time out of any funds legally available for such payment, and the holders of the Series E preferred stock will not be entitled to participate in those dividends.
Liquidation Rights
Upon our voluntary or involuntary liquidation, dissolution or winding up, the holders of the outstanding shares of Series E preferred stock are entitled to be paid out of our assets legally available for distribution to our shareholders, before any distribution of assets is made to holders of common stock or any other Junior Stock, a liquidating distribution in the amount of a liquidation preference of $1,000 per share (equivalent to $25 per depositary share), plus the sum of any declared and unpaid dividends for prior Dividend Periods prior to the Dividend Period in which the liquidation distribution is made and any declared and unpaid dividends for the then current Dividend Period in which the liquidation distribution is made to the date of such liquidation distribution. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series E preferred stock will have no right or claim to any of our remaining assets.

Distributions will be made only to the extent that our assets are legally available after satisfaction of all liabilities to depositors and creditors and subject to the rights of holders of any securities ranking senior to the Series E preferred stock. If our remaining assets are not sufficient to pay the full liquidating distributions to the holders of all outstanding Series E preferred stock and all Parity Stock, then we will distribute our assets to those holders ratably in proportion to the full liquidating distributions to which they would otherwise have received.
Our merger or consolidation with or into any other entity or by another entity with or into us or the sale, lease, exchange or other transfer of all or substantially all of our assets (for cash, securities or other consideration) will not be deemed to be a liquidation, dissolution or winding up. If we enter into any merger or consolidation transaction with or into any other entity and we are not the surviving entity in such transaction, the Series E preferred stock may be converted into shares of the surviving or successor corporation or the direct or indirect parent of the surviving or successor corporation having terms identical to the terms of the Series E preferred stock set forth in this prospectus supplement and the accompanying prospectus.
We are a holding company and our rights and the rights of our creditors and shareholders, including the holders of the Series E preferred stock, to participate in the distribution of assets of any of our subsidiaries upon that subsidiary’s voluntary or involuntary liquidation, dissolution or winding up will be subject to the prior claims of that subsidiary’s creditors, except to the extent that we are a creditor with recognized claims against that subsidiary. In addition, holders of the Series E preferred stock (and of depositary shares representing the Series E preferred stock) may be effectively subordinated to the claims of the U.S. Government against our banking subsidiaries in the event we enter into a receivership, insolvency, liquidation or similar proceeding.
Conversion Rights
The Series E preferred stock is not convertible into or exchangeable for any other of our property, interests or securities.
Redemption
The Series E preferred stock is not subject to any mandatory redemption, sinking fund or other similar provisions.
Neither the holders of Series E preferred stock nor the holders of the related depositary shares have the right to require the redemption or repurchase of the Series E preferred stock. In addition, under the Federal Reserve risk-based capital rules applicable to bank holding companies, any redemption of the Series E preferred stock is subject to prior approval of the Federal Reserve.
Optional Redemption
We may redeem the Series E preferred stock, in whole or in part, at our option, on any Dividend Payment Date on or after the January 1, 2030, with not less than 30 days’ and not more than 60 days’ notice (“Optional Redemption”), subject to the approval of the appropriate federal banking agency, at the redemption price provided below. Dividends will not accrue on those shares of Series E preferred stock on and after the redemption date.
Redemption Following a Regulatory Capital Treatment Event
We may redeem the Series E preferred stock, in whole but not in part, at our option, for cash, at any time within 90 days following a Regulatory Capital Treatment Event, subject to the approval of the appropriate federal banking agency, at the redemption price provided below (“Regulatory Event Redemption”).
A “Regulatory Capital Treatment Event” means a good faith determination by us that, as a result of any:
•
amendment to, clarification of, or change in, the laws or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of the Series E preferred stock;

•
proposed change in the above laws or regulations that is announced or becomes effective after the initial issuance of the Series E preferred stock; or

•
official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying the above laws or regulations that is announced or becomes effective after the initial issuance of the Series E preferred stock;

there is more than an insubstantial risk that we will not be entitled to treat the full liquidation value of the Series E preferred stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy laws or regulations of the Federal Reserve (or, as and if applicable, the capital adequacy laws or regulations of any successor appropriate federal banking agency), as then in effect and applicable, for as long as any share of Series E preferred stock is outstanding. Dividends will not accrue on the shares of Series E preferred stock on and after the redemption date.
Redemption Price
The redemption price for any redemption of Series E preferred stock, whether an Optional Redemption or Regulatory Event Redemption, will be equal to $1,000 per share of Series E preferred stock (equivalent to $25 per depositary share), plus any declared and unpaid dividends (without regard to any undeclared dividends) to, but excluding, the date of redemption.
Redemption Procedures
If we elect to redeem any shares of Series E preferred stock, we will provide notice to the holders of record of the shares of Series E preferred stock to be redeemed, not less than 30 days and not more than 60 days before the date fixed for redemption thereof (provided, however, that if the shares of Series E preferred stock or the depositary shares representing the shares of Series E preferred stock are held in book-entry form through DTC, we may give this notice in any manner permitted by DTC). Any notice given as provided in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives this notice, and any defect in this notice or in the provision of this notice, to any holder of shares of Series E preferred stock designated for redemption will not affect the redemption of any other shares of Series E preferred stock. Each notice of redemption shall state:
•
the redemption date;

•
the redemption price;

•
if fewer than all shares of Series E preferred stock are to be redeemed, the number of shares of Series E preferred stock to be redeemed; and

•
the manner in which holders of Series E preferred stock called for redemption may obtain payment of the redemption price in respect of those shares.

If notice of redemption of any shares of Series E preferred stock has been given and if the funds necessary for such redemption have been deposited by us in trust with a bank for the benefit of the holders of any shares of Series E preferred stock so called for redemption, then from and after the redemption date such shares of Series E preferred stock will no longer be deemed outstanding for any purpose, all dividends with respect to such shares of Series E preferred stock shall cease to accrue after the redemption date and all rights of the holders of such shares will terminate, except the right to receive the redemption price, without interest.
In the case of any redemption of only part of the Series E preferred stock at the time outstanding, the shares of Series E preferred stock to be redeemed will be selected either pro rata or by lot or in such other manner as our board of directors determines to be fair and equitable and permitted by the rules of any stock exchange on which the Series E preferred stock is listed. Subject to the provisions set forth in this prospectus supplement and the accompanying prospectus, the board of directors will have the full power and authority to prescribe the terms and conditions upon which shares of Series E preferred stock may be redeemed from time to time.
Voting Rights
Owners of Series E preferred stock will not have any voting rights, except as set forth below or as otherwise required by applicable law. To the extent that owners of Series E preferred stock are entitled to vote, each holder of Series E preferred stock will have one vote per share.

Whenever dividends payable on the Series E preferred stock or any other class or series of preferred stock ranking equally with the Series E preferred stock as to payment of dividends, and upon which voting rights equivalent to those described in this paragraph have been designated and are exercisable, have not been declared and paid in an aggregate amount equal to, as to any class or series, the equivalent of at least six or more quarterly Dividend Periods, whether or not for consecutive Dividend Periods (a “Nonpayment”), the holders of outstanding shares of the Series E preferred stock voting as a class with holders of shares of any other series of our preferred stock ranking equally with the Series E preferred stock, as to payment of dividends, and upon which equivalent voting rights have been designated and are exercisable, including the Series A preferred stock, the Series B preferred stock, the Series C preferred stock, and the Series D preferred stock (collectively, the “Voting Parity Stock”), will be entitled to vote for the election of two additional directors of our board of directors on the terms set forth below (and to fill any vacancies in the terms of such directorships) (the “Preferred Stock Directors”). Holders of all series of Voting Parity Stock will vote as a single class. In the event that the holders of the shares of the Series E preferred stock are entitled to vote as described in this paragraph, the number of members of our board of directors at the time will be increased by two directors, and the holders of the Series E preferred stock will have the right, as members of that class, as outlined above, to elect two directors at a special meeting called at the request of the holders of record of at least 20% of the aggregate voting power of the Series E preferred stock or any other series of Voting Parity Stock (unless such request is received less than 90 days before the date fixed for our next annual or special meeting of the shareholders, in which event such election shall be held at such next annual or special meeting of the shareholders), provided that the election of any Preferred Stock Directors shall not cause us to violate the corporate governance requirements of the Nasdaq Capital Market (or any other exchange on which our securities may at such time be listed) that listed companies must have a majority of independent directors, and provided further that at no time shall our board of directors include more than two Preferred Stock Directors.
When dividends on the Series E preferred stock have been declared and paid in full for the equivalent of at least four Dividend Periods following a Nonpayment, the voting rights described above will terminate, except as expressly provided by law. The voting rights described above are subject to re-vesting upon each and every subsequent Nonpayment.
Upon termination of the right of the holders of the Series E preferred stock and Voting Parity Stock to vote for Preferred Stock Directors as described above, the term of office of all Preferred Stock Directors then in office elected by only those holders will terminate immediately. Whenever the term of office of the Preferred Stock Directors ends and the related voting rights have expired, the number of directors automatically will be decreased to the number of directors as otherwise would prevail. Any Preferred Stock Director may be removed at any time by the holders of record of a majority of the outstanding shares of the Series E preferred stock (together with holders of any Voting Parity Stock) when they have the voting rights described in this prospectus supplement and the accompanying prospectus.
Under regulations adopted by the Federal Reserve, if the holders of any series of preferred stock are or become entitled to vote for the election of directors, such series will be deemed a class of voting securities and a company holding 25% or more of the series, or less if it otherwise has the power to directly or indirectly exercise a “controlling influence” over our management or policies, will be required to obtain the prior approval of the Federal Reserve and be subject to regulation as a bank holding company under the Bank Holding Company Act of 1956 (the “BHC Act”). In addition, at the time the series is deemed a class of voting securities, any other bank holding company will be required to obtain the prior approval of the Federal Reserve under the BHC Act to acquire or retain more than 5% of that series. Any other person (other than a bank holding company) will generally be required to obtain the non-objection of the Federal Reserve under the Change in Bank Control Act of 1978, as amended, to acquire or retain 10% or more of that series.
While any shares of Series E preferred stock remain outstanding, we will not, without the affirmative vote or consent of holders of at least 66-2∕3% in voting power of the Series E preferred stock and any Voting Parity Stock, voting together as a class, authorize, create or issue any capital stock ranking senior to the Series E preferred stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. While any shares of the Series E preferred stock remain outstanding, we will not, without the affirmative vote of the holders of at least 66-2∕3% in voting power of the Series E preferred stock, amend, alter or repeal any provision of the

Designation or our Articles, including by merger, consolidation or otherwise, so as to adversely affect the powers, preferences or special rights of the Series E preferred stock.
Notwithstanding the foregoing, none of the following will be deemed to affect the powers, preferences or special rights of the Series E preferred stock:
•
any increase in the amount of authorized common stock or authorized preferred stock, or any increase or decrease in the number of shares of any series of preferred stock, or the authorization, creation and issuance of other classes or series of capital stock, in each case ranking on parity with or junior to the Series E preferred stock as to dividends or distribution of assets upon our liquidation, dissolution or winding up;

•
a merger or consolidation of us with or into another entity in which the shares of the Series E preferred stock remain outstanding; and

•
a merger or consolidation of us with or into another entity in which the shares of the Series E preferred stock are converted into or exchanged for preference securities of the surviving entity or any entity, directly or indirectly, controlling such surviving entity and such new preference securities have terms identical to the terms of the Series E preferred stock.

The foregoing voting rights of the holders of Series E preferred stock shall not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required shall be effected, all outstanding shares of Series E preferred stock shall have been redeemed or called for redemption upon proper notice and we shall have set aside sufficient funds for the benefit of holders of Series E preferred stock to effect the redemption.
Depository, Transfer Agent and Registrar
Computershare Trust Company, N.A. will be the transfer agent and registrar for the Series E preferred stock and the depositary shares, and Computershare, Inc. and its wholly owned subsidiary, Computershare Trust Company, N.A., will act together as depository.

DESCRIPTION OF DEPOSITARY SHARES
The following summary of the terms and provisions of the depositary shares does not purport to be complete and is qualified in its entirety by reference to the relevant sections of the deposit agreement and form of depositary receipt, which will be included as exhibits to documents that we file with the SEC. If any information regarding the deposit shares contained in the deposit agreement and form of depositary receipt is inconsistent with the information in this prospectus supplement or the accompanying prospectus, the information in the deposit agreement and form of depositary receipt, as applicable, will apply and supersede information in this prospectus supplement and the accompanying prospectus.
General
We are offering depositary shares representing proportional fractional interests in shares of the Series E preferred stock. Each depositary share represents a 1/40th interest in a share of the Series E preferred stock, and will be evidenced by depositary receipts, as described under “Book Entry Procedures and Settlement” in this prospectus supplement. The depositary shares will be issued in denominations of $25.00 and integral multiples of $25.00. We will deposit the underlying shares of Series E preferred stock with a depository pursuant to a deposit agreement among us, Computershare, Inc. and Computershare Trust Company, N.A., acting together as depository, and the holders from time to time of the depositary receipts. Subject to the terms of the deposit agreement, the depositary shares will be entitled to all the powers, preferences and special rights of the Series E preferred stock, as applicable, in proportion to the applicable fraction of a share of Series E preferred stock those depositary shares represent.
In this prospectus supplement, references to “holders” of depositary shares mean those who own depositary shares registered in their own names on the books that we or the depository maintain for this purpose. DTC is the only registered holder of the depositary receipts representing the depositary shares. References to “holders” of depositary shares do not include indirect holders who own beneficial interests in depositary shares registered in street name or issued in book-entry form through DTC. Please review the special considerations that apply to indirect holders described in the section entitled “Book-Entry Procedures and Settlement.”
Listing
We have filed an application to list the depositary shares on Nasdaq under the symbol “MBINL.” If the application is approved, trading of the depositary shares on Nasdaq is expected to begin within 30 days after the date of initial issuance of the depositary shares. See “Underwriting.” The Series E preferred stock will not be listed, and we do not expect that there will be any trading market for the Series E preferred stock except as represented by depositary shares.
Dividends and Other Distributions
Each dividend payable on a depositary share will be in an amount equal to 1/40th of the dividend declared and payable on each share of Series E preferred stock.
The depository will distribute all dividends and other cash distributions received on the Series E preferred stock to the holders of record of the depositary receipts in proportion to the number of depositary shares held by each holder. In the event of a distribution other than in cash, the depository will distribute property received by it to the holders of record of the depositary receipts in proportion to the number of depositary shares held by each holder, unless the depositary determines that this distribution is not feasible, in which case the depository may, with our approval, adopt a method of distribution that it deems practicable, including the sale of the property and distribution of the net proceeds of that sale to the holders of the depositary receipts.
If the calculation of a dividend or other cash distribution results in an amount that is a fraction of a cent and that fraction is equal to or greater than $0.005, the depository will round that amount up to the next highest whole cent and will request that we pay the resulting additional amount to the depository for the relevant dividend or other cash distribution. If the fractional amount is less than $0.005, the depository will disregard that fractional amount.
Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Series E preferred stock.

The amount paid as dividends or otherwise distributable by the depository with respect to the depositary shares or the underlying Series E preferred stock will be reduced by any amounts required to be withheld by us or the depository on account of taxes or other governmental charges. The depository may refuse to make any payment or distribution, or any transfer, exchange, or withdrawal of any depositary shares or the shares of the Series E preferred stock until such taxes or other governmental charges are paid.
Liquidation Preference
In the event of our liquidation, dissolution or winding up, a holder of depositary shares will receive the fraction of the liquidation preference accorded each share of underlying Series E preferred stock represented by the depositary shares.
Our merger or consolidation into any other entity or by any other entity with or into us or the sale, lease, exchange or other transfer of all or substantially all of our assets (for cash, securities or other consideration) will not be deemed to be a liquidation, dissolution or winding up.
Redemption of Depositary Shares
If we redeem the Series E preferred stock, in whole or in part, as described above under “Description of Series E Preferred Stock—Redemption—Optional Redemption,” depositary shares also will be redeemed with the proceeds received by the depository from the redemption of the Series E preferred stock held by the depository. The redemption price per depositary share will be 1/40th of the redemption price per share payable with respect to the Series E preferred stock (or $25 per depositary share), plus, as applicable, any declared and unpaid dividends on the shares of the Series E preferred stock called for redemption for the then-current Dividend Period to, but excluding, the redemption date, without regard to any undeclared dividends.
If we redeem shares of the Series E preferred stock held by the depository, the depository will redeem, as of the same redemption date, the number of depositary shares representing those shares of the Series E preferred stock so redeemed. If we redeem less than all of the outstanding depositary shares, the depositary shares to be redeemed will be selected either pro rata or by lot. In any case, the depositary will redeem depositary shares only in increments of 40 depositary shares and multiples thereof. The depository will provide notice of redemption to record holders of the depositary receipts not less than 30 and not more than 60 days prior to the date fixed for redemption of the Series E preferred stock and the related depositary shares.
Voting
Because each depositary share represents a 1/40th ownership interest in a share of Series E preferred stock, holders of depositary receipts will be entitled to vote 1/40th of a vote per depositary share under those limited circumstances in which holders of the Series E preferred stock are entitled to vote, as described above in “Description of Series E Preferred Stock—Voting Rights.”
When the depository receives notice of any meeting at which the holders of the Series E preferred stock are entitled to vote, the depository will provide the information contained in the notice to the record holders of the depositary shares relating to the Series E preferred stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Series E preferred stock, may instruct the depository to vote the amount of the Series E preferred stock represented by the holder’s depositary shares. To the extent possible, the depository will vote the maximum number of whole shares of the Series E preferred stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depository determines are necessary to enable the depository to vote as instructed. If the depository does not receive specific instructions from the holders of any depositary shares representing the Series E preferred stock, it will abstain from voting with respect to such shares (but shall appear at the meeting with respect to such shares unless directed to the contrary).
Withdrawal of Series E Preferred Stock
Upon surrender of depositary shares at the principal office of the depository, upon payment of any unpaid amount due the depository, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced thereby is entitled to delivery of the number of shares of Series E preferred stock and all money and other property, if any, represented by such depositary shares. Only whole shares of Series E preferred stock may be withdrawn. If the depositary shares surrendered by the holder in connection with withdrawal exceed the number of depositary shares that represent the number of whole shares of Series E preferred stock to be withdrawn, the depository will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of Series E preferred stock thus withdrawn will not thereafter be entitled to deposit such shares under the deposit agreement or to receive depositary shares therefor.
Resignation and Removal of the Depository
The depository may resign at any time by delivering to us notice of its election to resign. We may also remove or replace a depository at any time. Any resignation or removal will take effect upon the earlier of the appointment of a successor depository and 30 days following such notice. We will appoint a successor depository within 30 days after delivery of the notice of resignation or removal. The successor must be a bank or trust company with its principal office in the United States and have a combined capital and surplus of at least $50 million.
Miscellaneous
The depository will forward to the holders of depositary shares any reports and communications from us with respect to the underlying Series E preferred stock. Neither we nor the depository will be liable if any law or any circumstances beyond their control prevent or delay them from performing their obligations under the deposit agreement. The obligations of ours and a depository under the deposit agreement will be limited to performing their duties without bad faith, gross negligence or willful misconduct. Neither we nor a depository must prosecute or defend any legal proceeding with respect to any depositary shares or the underlying Series E preferred stock unless they are furnished with satisfactory indemnity. Both we and the depository may rely on the written advice of counsel or accountants, or information provided by holders of depositary shares or other persons they believe in good faith to be competent, and on documents they believe in good faith to be genuine and signed by a proper party. In the event a depository receives conflicting claims, requests or instructions from us and any holders of depositary shares, the depositary will be entitled to act on the claims, requests or instructions received from us.

BOOK-ENTRY PROCEDURES AND SETTLEMENT
We will issue the depositary shares under a book-entry system in the form of one or more global depositary receipts. We will register the global depositary receipts in the name of Cede & Co., as a nominee for DTC, or such other name as may be requested by an authorized representative of DTC. The global depositary receipts will be deposited with the depository.
Following the issuance of the depositary shares in book-entry only form, DTC will credit the accounts of its participants with the depositary shares upon our instructions. DTC will thus be the only registered holder of the depositary receipts representing the depositary shares, and will be considered the sole owner of the depositary receipts for purposes of the deposit agreement.
Global depositary receipts may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global depositary receipts may be held through Euroclear and Clearstream, each as indirect participants in DTC. Transfers of beneficial interests in the global depositary receipts will be subject to the applicable rules and procedures of DTC and its direct and indirect participants, including, if applicable, those of Euroclear and Clearstream, which may change from time to time. DTC has advised us as follows: it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC holds securities that its participants deposit with it. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities through electronic computerized book entry transfers and pledges between participants’ accounts, thereby eliminating the need for physical movement of securities certificates.
Direct participants in DTC’s system include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to DTC’s system also is available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, which we collectively call indirect participants. Persons that are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and the indirect participants. The rules applicable to DTC and its participants are on file with the SEC.
DTC has also advised us that, upon the issuance of the global depositary receipts evidencing the depositary shares, it will credit, on its book-entry registration and transfer system, the depositary shares evidenced thereby to the designated accounts of participants. Ownership of beneficial interests in the global depositary receipts will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global depositary receipts will be shown on, and the transfer of those ownership interests may be effected only through, records maintained by DTC or its nominee (with respect to participants) and the records of participants and indirect participants (with respect to other owners of beneficial interests in the global depositary receipts).
Investors in the global depositary receipts that are participants may hold their interests therein directly through DTC. Investors in the global depositary receipts that are not participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) that are participants in such system.
Euroclear and Clearstream will hold interests in the global depositary receipts on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries. All interests in a global security, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.
The laws of some states require that certain purchasers of securities take physical delivery of those securities in definitive form. These laws may impair the ability of holders to transfer beneficial interests in global depositary receipts to certain purchasers. Because DTC can act only on behalf of the participants, which in turn act on behalf of the indirect participants, the ability of a person having beneficial interests in a global security to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
Accordingly, each person owning a beneficial interest in a depositary receipt must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the deposit agreement. We understand that, under existing industry practices, in the event that we request any action of holders or that an owner of a beneficial interest in the depositary receipts desires to give any consent or take any action under the deposit agreement, DTC or any successor depository would authorize the participants holding the relevant beneficial interests to give or take such action or consent, and such participants would authorize beneficial owners owning through such participants to give or take such action or consent or would otherwise act upon the instructions of beneficial owners owning through them.
Payment of dividends, if any, distributions upon liquidation or other distributions with respect to the depositary shares that are registered in the name of or held by DTC or any successor depository or nominee will be payable to DTC or such successor depository or nominee, as the case may be, in its capacity as registered holder of the global depositary receipts representing the depositary shares. Under the terms of the deposit agreement, the depository will treat the persons in whose names the depositary shares, including the depositary receipts, are registered as the owners of such securities for the purpose of receiving payments and for all other purposes. Consequently, neither we, nor any depository, nor any agent of us or any such depository will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global depositary receipts, for maintaining, supervising or reviewing any records relating to such beneficial ownership interests, or for any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.
We have been advised by DTC that its current practice, upon receipt of any payment of dividends, distributions upon liquidation or other distributions with respect to the depositary receipts, is to credit participants’ accounts with payments on the payment date, unless DTC has reason to believe it will not receive payments on such payment date. Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the relevant security as shown on the records of DTC. Payments by participants and indirect participants to owners of beneficial interests in the global depositary receipts held through such participants and indirect participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants or indirect participants, and will not be the responsibility of us, any depository, nor any agent of us or of any such depository. Neither we nor any such depository or agent will be liable for any delay by DTC or by any participant or indirect participant in identifying the beneficial owners of the depositary shares, and we and any such depository or agent may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.
Cross market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global depositary receipts in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.
DTC has advised us that it will take any action permitted to be taken by a holder of depositary shares only at the direction of one or more participants to whose account DTC has credited the interests in the global depositary receipts and only in respect of such portion of the aggregate amount of the depositary shares as to which such participant or participants has or have given such direction.
Owners of beneficial interests in a global depositary receipt will not be entitled to receive physical delivery of the related depositary shares or any depositary receipts in certificated form and will not be considered holders of the depositary shares or depositary receipts for any purpose, and no depositary receipt will be exchangeable, except for another depositary receipt of the same denomination and tenor to be registered in the name of DTC or a successor depositary or nominee. Accordingly, each beneficial owner must rely on the procedures of DTC and, if the beneficial owner is not a participant, on the procedures of the participant or indirect participant through which the beneficial owner owns its interest to exercise any rights of a holder under deposit agreement.
Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global depositary receipts among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we, nor any depository, nor any agent of us or of any such depository will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
The information in this section, including any description of the operations and procedures of DTC, Euroclear and Clearstream, has been provided solely as a matter of convenience. We do not take any responsibility for the accuracy of this information, and this information is not intended to serve as a representation, warranty or contract modification of any kind. The operations and procedures of DTC, Euroclear and Clearstream are solely within the control of such settlement systems and are subject to changes by them. We urge investors to contact such systems or their participants directly to discuss these matters.

CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS
The following generally describes certain United States federal income and, in the case of “non-U.S. Holders” (as defined below), estate tax consequences of the purchase, ownership and disposition of depositary shares as of the date hereof. The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may change, possibly with retroactive effect, which may result in United States federal tax consequences different from those discussed below.
This discussion applies only to holders that acquire their depositary shares pursuant to this offering at the offering price and hold the depositary shares as capital assets for United States federal income tax purposes. It does not address all aspects of United States federal income and estate taxation that may be relevant to a holder in light of his, her, or its particular circumstances and does not address any tax consequences arising under United States federal gift tax laws or under the laws of any state, local or non- United States jurisdiction. This discussion does not address the tax consequences to special classes of investors including, but not limited to:
•
banks, insurance companies and other financial institutions;

•
brokers or dealers in securities or currencies;

•
traders in securities that have elected the mark-to-market method of accounting for their securities;

•
regulated investment companies;

•
real estate investment trusts;

•
tax-exempt organizations, including retirement plans, individual retirement accounts, or other tax- deferred accounts;

•
persons holding depositary shares as part of a hedging, integrated or conversion transaction, a constructive sale or a straddle or other arrangement intended to reduce transactional risk;

•
persons liable for alternative minimum tax;

•
partnerships, grantor trusts, subchapter S corporations and other pass-through entities;

•
persons subject to special tax accounting rules under Section 451(b) of the Code;

•
U.S. expatriates;

•
“U.S. Holders” (as defined below) whose functional currency is not the United States dollar; and

•
foreign corporations that are classified as a “passive foreign investment company” or “controlled foreign corporation.”

If a partnership (or other entity or arrangement classified as a partnership for United States federal income tax purposes) holds depositary shares, the tax treatment of a partner or other investor therein will generally depend upon the status of the partner and the activities of the partnership. A partner and the partnership holding depositary shares should consult his, her, or its tax advisor regarding the tax considerations of acquiring, holding and disposing of the depositary shares.
We have not sought and will not seek any ruling from the Internal Revenue Service (“IRS”) with respect to the statements made and the conclusions reached in this discussion, and there can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary with such statements and conclusions.
Prospective purchasers of depositary shares are urged to consult their own tax advisors regarding the United States federal, state and local, and any foreign tax consequences to them of acquiring, owning and disposing of depositary shares in light of their particular situation.

U.S. Holders
A “U.S. Holder” is any beneficial owner of depositary shares that is for United States federal income tax purposes:
•
an individual citizen or resident of the United States;

•
a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to United States federal income taxation regardless of its source; or

•
a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

An individual may achieve residency status in the United States if the individual has been lawfully admitted as a permanent resident, has met the statutory requirements to elect such status or, subject to certain exceptions, has met the “substantial presence” test by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes any days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year).
Tax Basis
A U.S. Holder’s initial tax basis in depositary shares generally should equal the amount paid by the U.S. Holder to acquire the depositary shares.
Taxation of Dividends
For United States federal income tax purposes, a distribution that we pay on our depositary shares will be treated as a dividend to the extent the distribution is paid out of our current or accumulated earnings and profits, as determined for United States federal income tax purposes. Any such dividend received by non-corporate U.S. Holders with respect to the depositary shares will generally represent “qualified dividend income” on the day actually or constructively received. Qualified dividend income is generally taxable at preferential rates applicable to long-term capital gains, provided that certain holding period requirements are met, and certain other conditions are satisfied. Dividends received by a corporate U.S. Holder will generally be eligible for a dividends-received deduction under the Code for a designated percentage of the dividends received, provided that certain holding period and ownership requirements are met, and certain other conditions are satisfied. Corporate U.S. Holders should consult their tax advisors regarding the availability to them of the dividends-received deduction in their particular circumstances.
Dividends received by U.S. Holders that exceed certain thresholds in relation to such U.S. Holders’ tax basis and are paid within certain holding periods in the depositary shares, could be characterized as “extraordinary dividends” (as defined in Section 1059 of the Code). Generally, a corporate U.S. Holder that receives an extraordinary dividend in such a case is required to reduce its tax basis in the depositary shares by the portion of such dividend that is not taxed because of the dividends received deduction, and is required to recognize taxable gain to the extent such portion of the dividend exceeds the U.S. Holder’s tax basis in the depositary shares. U.S. Holders who are individuals and who receive an “extraordinary dividend” would be required to treat any losses on the sale of the depositary shares as long-term capital losses to the extent that the dividends received by them qualified for the reduced tax rate on qualified dividend income, as described above. Prospective investors in depositary shares should consult their own tax advisors with respect to the potential application of the “extraordinary dividend” rules to an investment in depositary shares.
To the extent that the amount of any distribution with respect to our depositary shares exceeds our current and accumulated earnings and profits for a taxable year, as determined under United States federal income tax principles, the distribution will be treated, first, as a tax free return of capital to the extent of the U.S. Holder’s adjusted tax basis in his, her, or its depositary shares (resulting in a reduction in the holder’s adjusted tax basis in his, her, or its depositary shares), and, thereafter, as capital gain from the sale or exchange of such shares, which is treated as described under the caption “—Sale, Exchange or Redemption of the Depositary Shares” below.
Sale, Exchange or Redemption of the Depositary Shares
A U.S. Holder will generally recognize capital gain or loss equal to the difference, if any, between the amount realized upon a taxable disposition of depositary shares and such U.S. Holder’s adjusted tax basis in the depositary shares sold or exchanged. Such gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period in his, her, or its depositary shares exceeds one year. Long-term capital gains of non-corporate U.S. Holders are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.
A redemption of depositary shares by a U.S. Holder for cash will be treated as a taxable event, either as a sale or exchange of the depositary shares (taxable as described in the preceding paragraph) or as a distribution (taxable as described under the caption “—Taxation of Dividends” above).
Further, any amounts paid to satisfy unpaid dividends that were declared prior to redemption will be treated as a distribution on the depositary shares (taxable as described under the caption “—Taxation of Dividends” above) and not as income paid in cancellation or redemption of the depositary shares.
The redemption will be treated as a sale or exchange with respect to a U.S. Holder if it is treated, within the meaning of section 302(b) of the Code, as (1) a “complete termination” of the U.S. Holder’s interest in our depositary shares and other stock, (2) “substantially disproportionate” with respect to the U.S. Holder, (3) a redemption of depositary shares and any of our stock held by the U.S. Holder that results in our partial liquidation, provided the holder is a non-corporate U.S. Holder, or (4) not “essentially equivalent to a dividend” with respect to the U.S. Holder. A redemption payment made to a U.S. Holder will be “not essentially equivalent to a dividend” if it results in a “meaningful reduction” in the U.S. Holder’s aggregate interest in our depositary shares. In determining whether any of these tests have been met, shares considered to be owned by a U.S. Holder by reason of certain constructive ownership rules, as well as shares actually owned by such U.S. Holder (including such U.S. Holder’s ownership of other classes and series of our capital stock and any options (including stock purchase rights) to acquire any of the foregoing), must generally be taken into account. However, as the determination whether any of the statutory tests described above are satisfied with respect to any particular U.S. Holder of depositary shares is dependent upon the facts and circumstances at the time that the determination must be made, prospective U.S. Holders of depositary shares are advised to consult their own tax advisors regarding the tax treatment of a redemption.
If a redemption of depositary shares of a U.S. Holder is treated as a sale or exchange, the U.S. Holder should consult his, her, or its own tax advisor regarding the allocation of his, her, or its tax basis between the redeemed depositary shares and any remaining depositary shares. If a redemption of depositary shares does not satisfy one of the tests under section 302(b) of the Code as described above, the entire amount paid to the U.S. Holder will be treated as a distribution and will be taxable as described under the caption “—Taxation of Dividends” above.
Tax on Net Investment Income of U.S. Holders
Individuals, estates, and certain types of trusts may be subject to a 3.8% tax annually on the total amount of “net investment income” that exceeds certain statutory thresholds. A U.S. Holder’s net investment income will generally include dividend income and net gain from the disposition of certain property, including securities and preferred stock, that is not derived from the conduct of an active trade or business other than those involving trading activities. Net investment income for a taxable year is reduced by allowable deductions properly allocable to such income. U.S. Holders that own depositary shares are urged to consult their tax advisors regarding the applicability of the investment income tax to dividend income and net gains derived from the disposition of such depositary shares.
Non-U.S. Holders
A “non-U.S. Holder” is any beneficial owner of depositary share that is not a U.S. Holder (and that is not a partnership for United States federal income tax purposes).

Taxation of Dividends
Dividends (including any redemption treated as a dividend for United States federal income tax purposes, as discussed above under “U.S. Holders—Sale, Exchange or Redemption of the Depositary Shares”) paid to a non-U.S. Holder generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by a non-U.S. Holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment or fixed base) are not subject to the withholding tax, provided certain certification and disclosure requirements (generally on an IRS Form W-8ECI) are satisfied before the distribution date. Instead, such dividends are subject to United States federal income tax on a net income basis in the same manner as if the non-U.S. Holder were a United States person as defined under the Code. Any such effectively connected dividends received by a corporate non-U.S. Holder may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, subject to certain adjustments.
A non-U.S. Holder of depositary shares who wishes to claim the benefits of an applicable income tax treaty, as discussed below, for distributions taxable as dividends will be required (a) to complete IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) and certify under penalty of perjury that he, she or it is not (or, in the case of a non-U.S. Holder that is an estate or trust, such forms certifying that each beneficiary of the estate or trust is not) a United States person as defined under the Code and is eligible for treaty benefits or (b) if depositary shares are held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations.
A non-U.S. Holder of depositary shares eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing on a timely basis an appropriate claim for refund with the IRS.
Taxation of Dispositions
Any gain realized by a non-U.S. Holder on the sale or other taxable disposition of depositary shares generally will not be subject to United States federal income tax unless:
•
the gain is effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base of the non-U.S. Holder);

•
in the case of a nonresident alien individual, the non-U.S. Holder is present in the United States for 183 days or more in the taxable year of that sale or disposition and meets certain other conditions; or

•
we currently are or have been a U.S. real property holding corporation (“USRPHC”) for United States federal income tax purposes at any time during the shorter of the five year period ending on the date of disposition and the period that the non-U.S. Holder held the depositary shares (the “relevant period”) and as a consequence the depositary shares are designated to be part of a “United States real property interest,” in which case, except as provided below, the non-U.S. Holder will be subject to tax on the gain on the sale or other disposition of the depositary shares generally as if the gain were effectively connected with the conduct of a trade or business in the United States, except that the “branch profits tax” will not apply. However, even if we currently are designated as or have been designated as a USRPHC for U.S. federal income tax purposes, a non-U.S. Holder generally will not be subject to U.S. federal income tax or required withholding on such gain realized on the sale, exchange or redemption of the depositary shares if our depositary shares are regularly traded on an established securities market and the non-U.S. Holder does not hold, directly or constructively, more than 5% of our stock during the relevant period. We believe that we currently are not, and we do not anticipate ever being designated as, a USRPHC on a prospective basis for United States federal income tax purposes.

A non-U.S. Holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the sale or other disposition in the same manner as if such non-U.S. Holder were a United States person, and a corporate non-U.S. Holder may, under certain circumstances, be subject to an additional branch profits tax with respect to his, her, or its effectively connected earnings and profits at a rate of 30% or at such lower rate as may be specified by an applicable income tax treaty.
An individual non-U.S. Holder described in the second bullet point immediately above will be subject to a flat 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the aggregate amount of gain derived from this and any other sales or taxable dispositions, which may be offset by current or prior unused United States source capital losses, if any, provided that such non-U.S. Holder has timely filed United States federal income tax returns with respect to such losses.
Federal Estate Tax
The value of depositary shares owned or treated as owned by an individual who is not a citizen or resident (as defined for United States federal estate tax purposes) of the United States at the time of his or her death will be included in the individual’s gross estate for United States federal estate tax purposes, subject generally to certain exclusions and the provisions of any applicable tax treaty. Holders should consult their personal tax advisors regarding United States estate tax consequences of owning depositary shares.
Information Reporting and Backup Withholding
U.S. Holders
In general, information reporting will apply to dividends in respect of depositary shares and the proceeds from the sale, exchange or redemption of depositary shares that are paid to a holder of depositary shares within the United States (and in certain cases, outside the United States), unless such holder is an exempt recipient such as a corporation. Backup withholding (currently at a 24% rate) may apply to such payments if a holder of depositary shares fails to provide a taxpayer identification number (generally on an IRS Form W-9) or certification of other exempt status or is notified by the IRS of failure to fully report dividend and interest income.
Backup withholding is not an additional tax. Any amounts withheld on a U.S. Holder under the backup withholding rules will be applied as a credit against such holder’s United States federal income tax liability for the taxable year in which it is withheld, provided that the amount withheld is claimed in a timely manner with the IRS. U.S. Holders should consult their tax advisors regarding the application of information reporting and backup withholding rules in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if applicable.
Non-U.S. Holders
Information reporting generally will apply to the amount of dividends paid to a non-U.S. Holder and any tax withheld with respect to such dividends. Such information reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty or withholding was not required because the dividends were effectively connected with a trade or business in the United States conducted by the non-U.S. Holder. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. Holder resides.
A non-U.S. Holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury (generally by furnishing to the payor a properly executed IRS Form W-8BEN or W-8BEN-E or other applicable IRS Form W-8) that he, she or it is a non-U.S. Holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code that is not exempt), or such holder otherwise establishes an exemption. Dividends subject to withholding of United States federal income tax as described under the caption “Non-U.S. Holders—Taxation of Dividends” above will not be subject to backup withholding.
Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of depositary shares within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury (generally by furnishing to the payor a properly executed IRS Form W-8BEN or W-8BEN-E or other applicable IRS Form W-8) that he, she or it is a non-U.S. Holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code that is not exempt), or such owner otherwise establishes an exemption (such as its corporate status).
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be applied as a credit against a non-U.S. Holder’s United States federal income tax liability for the taxable year in which it is withheld provided that the amount withheld is claimed in a timely manner with the IRS.
Non-U.S. Holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.
Additional Withholding Requirements
The Foreign Account Tax Compliance Act (commonly referred to as “FATCA”), imposes a 30% United States federal withholding tax on certain types of payments made to
•
a “foreign financial institution” (as defined under FATCA) which does not furnish proper documentation required by the IRS, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA withholding or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner that avoids withholding, or

•
a “non-financial foreign entity” (as defined under FATCA) which does not provide sufficient documentation required by the IRS, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any).

Required withholding under FATCA currently applies to dividends and to gross proceeds from a sale or other disposition of depository shares. The U.S. Treasury has released proposed regulations which, if finalized in their present form, would eliminate the application of the FATCA withholding tax to the gross proceeds of a sale or other disposition of our depositary shares. In its preamble to such proposed regulations, the U.S. Treasury stated that taxpayers may generally rely on the proposed regulations until final regulations are issued. If withholding is required under FATCA on a payment related to depository shares, investors that otherwise may be exempt from withholding generally will be required to seek a refund or credit from the IRS.
Different rules from those described above may apply to non-U.S. Holders resident in jurisdictions that have entered into intergovernmental agreements with the United States. Moreover, FATCA withholding requirements generally do not apply to effectively connected income unless the beneficial owner claims an exemption from federal income tax pursuant to a treaty provision.
If a dividend payment is subject to withholding both under FATCA and the withholding tax rules discussed above under “Non-U.S. Holders—Taxation of Dividends,” the withholding under FATCA may be credited against, and therefore reduce, the required amount of such other withholding tax. Holders of depositary shares should consult their tax advisors regarding the implications of FATCA in their particular circumstances.

CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase of the depositary shares by (i) employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and (iii) entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).
General Fiduciary Matters
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code and prohibit certain transactions involving the assets of a Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the management of such Plan or the management or disposition of the assets of such Plan, or who renders investment advice for a fee or other compensation (direct or indirect) with respect to the assets of such Plan, is generally considered to be a fiduciary of the Plan.
In considering an investment in the depositary shares of a portion of the assets of any Plan, a fiduciary should also determine whether the investment is in accordance with the documents and instruments governing the Plan and consistent with the fiduciary’s duties under ERISA, the Code or any Similar Law, including, without limitation, the duties of prudence and diversification of Plan investments.
Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, absent an exemption. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of a Plan that engages in a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.
The acquisition and/or holding of the depositary shares by a Plan with respect to which we or any underwriters are considered a party in interest or a disqualified person may constitute or result in a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. The DOL has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of the depositary shares. These class exemptions include, without limitation, PTCE 84-14 regarding transactions determined by independent qualified professional asset managers, PTCE 90-1 regarding insurance company pooled separate accounts, PTCE 91-38 regarding bank collective investment funds, PTCE 95-60 regarding life insurance company general accounts and PTCE 96-23 regarding transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.
Plan Asset Issues
ERISA and certain regulations (the “Plan Asset Regulations”) promulgated under ERISA by the DOL generally provide that, when a Plan acquires an equity interest in an entity that is neither a “publicly- offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless either (a) less than 25% of the total value of each class of equity interests in the entity is held by “benefit plan investors” as defined in Section 3(42) of ERISA (the “25% Test”), (b) the entity is an “operating company,” as defined in the Plan Asset Regulations, or (c) the entity is not itself an operating company but qualifies as a “ venture capital operating company” or “real estate operating company,” each as defined in the Plan Asset Regulations. For purposes of the 25% Test, the assets of an entity will not be treated as “plan assets” if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the total value of each class of equity interests in the entity is held by “benefit plan investors,” excluding equity interests held by persons (other than benefit plan investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof. The term “benefit plan investors” is generally defined to include employee benefit plans subject to Title I of ERISA or Section 4975 of the Code (including “Keogh” plans and IRAs), as well as any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity (e.g., an entity of which 25% or more of the value of any class of equity interests is held by benefit plan investors and which does not satisfy another exception under ERISA).
For purposes of the Plan Asset Regulations, a “publicly offered security” is a security that is (a) “freely transferable,” (b) part of a class of securities that is “widely held,” and (c) (i) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) and the class of securities to which such security is a part is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (ii) is part of a class of securities that is registered under Section 12 of the Exchange Act. Our registration statement under the Securities Act is effective and we intend to register the depositary shares under the Exchange Act. The Plan Asset Regulations provide that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and one another. A security will not fail to be “widely held” because the number of independent investors falls below 100 subsequent to the initial offering thereof as a result of events beyond the control of the issuer. It is anticipated that the depositary shares will be “widely held” within the meaning of the Plan Asset Regulations, although no assurance can be given in this regard. The Plan Asset Regulations provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all the relevant facts and circumstances. It is anticipated that the depositary shares will be “freely transferable” within the meaning of the Plan Asset Regulations, although no assurance can be given in this regard.
Plan Asset Consequences
If our assets were deemed to be “plan assets” under ERISA, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to our investments, and (ii) the possibility that certain transactions in which we might seek to engage could constitute “prohibited transactions” under ERISA and the Code.
Because of the foregoing, the depositary shares should not be purchased or held by any person investing “plan assets” of any Plan, unless the purchaser determines that such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.
Representation
Accordingly, by the acquisition and holding of the depositary shares, each purchaser and subsequent transferee of the depositary shares will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the depositary shares constitutes assets of any Plan or (ii) the purchase and holding of the depositary shares by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.
The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the depositary shares on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the depositary shares.

UNDERWRITING
Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Morgan Stanley & Co. LLC, UBS Securities LLC, Piper Sandler & Co. and Raymond James & Associates, Inc. are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the number of depositary shares indicated below:
Name	Number of Depositary Shares
Morgan Stanley & Co. LLC	3,450,000
UBS Securities LLC	3,450,000
Piper Sandler & Co.	1,150,000
Raymond James & Associates, Inc.	1,150,000
Total:	9,200,000
The underwriters and the representatives are collectively referred to as the “underwriters” and the “representatives,” respectively. The underwriters are offering the depositary shares subject to their acceptance of the depositary shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the depositary shares offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the depositary shares offered by this prospectus supplement if any such depositary shares are taken.
The underwriters initially propose to offer part of the depositary shares directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of $0.50 per depositary share under the public offering price. After the initial offering of the depositary shares, the offering price and other selling terms may from time to time be varied by the representatives.
We have agreed for a period from the date of this prospectus supplement through and including the date 30 days after the date hereof that we will not, without the prior written consent of the representatives, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Series E preferred stock or depositary shares or any securities convertible into or exercisable or exchangeable for our preferred stock (or depositary shares in respect thereof); (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Series E preferred stock or depositary shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Series E preferred stock or depositary shares or securities substantially similar to the Series E preferred stock or depositary shares or such other securities, in cash or otherwise or (iii) file any registration statement with the Commission relating to the offering of any Series E preferred stock or depositary shares or any securities convertible into or exercisable or exchangeable for our preferred stock (or depositary shares in respect thereof).
The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses, to us.
	Per Depositary Share	Total
Public offering price	$25.0000	$230,000,000
Underwriting discounts and commissions to be paid by us:	$0.7193	$6,617,915
Proceeds, before expenses, to us	$24.2807	$223,382,085
The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $610,000. We have agreed to reimburse the underwriters in connection with certain expenses relating to the directed share program.

In connection with the offering of the depositary shares, the underwriters may engage in overallotment, stabilizing transactions, and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position for the underwriters. The underwriters may enter bids for, and purchase, depositary shares in the open market in order to stabilize the price of the depositary shares. Covering transactions involve purchases of the depositary shares in the open market after the distribution has been completed in order to cover short positions. In addition, the underwriters may reclaim selling concessions allowed to underwriters or a dealer for distributing the depositary shares in the offering if the underwriters repurchase previously distributed depositary shares in transactions to cover short positions, in stabilization transactions, or otherwise. These activities may cause the price of the depositary shares to be higher than they would otherwise be. Those activities, if commenced, may be discontinued at any time.
We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.
A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representatives may agree to allocate a number of depositary shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.
In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.
We expect that delivery of the depositary shares will be made against payment therefor on or about November 25, 2024, which will be the fifth business day following the date hereof (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle one business day following the date of any contract for sale (such settlement cycle referred to as “T+1”), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the depositary shares on any date prior to one business day before November 25, 2024, will be required, by virtue of the fact that the depositary shares will settle in T+5, to specify an alternative settlement cycle at the time of the trade to prevent a failed settlement and should consult their own advisers in connection with that election.
Selling Restrictions
European Economic Area
In relation to each Member State of the European Economic Area (each, a “Relevant State”), no depositary shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of depositary shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)
to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of depositary shares shall require us or any representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to the depositary shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any depositary shares to be offered so as to enable an investor to decide to purchase or subscribe for any depositary shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.
United Kingdom
No depositary shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the depositary shares which either (i) has been approved by the Financial Conduct Authority, or (ii) is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provisions in Article 74 (transitional provisions) of the Prospectus Amendment etc. (EU Exit) Regulations 2019/1234, except that offers of depositary shares may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation:
(a)
to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)
in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (‘FSMA”),

provided that no such offer of depositary shares shall require us or any representative to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any depositary shares to be offered so as to enable an investor to decide to purchase or subscribe for any depositary shares, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or the ASIC, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares may only be made to persons, referred to as the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the depositary shares without disclosure to investors under Chapter 6D of the Corporations Act.
The depositary shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring depositary shares must observe such Australian on-sale restrictions.
This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Canada
The depositary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the depositary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 (File No. 333-266672) under the Securities Act, relating to the securities covered by this prospectus supplement and the accompanying prospectus. This prospectus supplement is part of the registration statement. The registration statement, including the attached exhibits and schedules included or incorporated by reference in the registration statement, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus supplement. In addition, we file reports, proxy statements, and other information with the SEC under the Exchange Act. You may review a copy of the registration statement on the SEC’s website at www.sec.gov and our website described below.
The SEC allows us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.
This prospectus supplement incorporates by reference the documents listed below that we have previously filed with the SEC (excluding any portion of these documents that has been furnished to and deemed not to be filed with the SEC).
Report(s)	Period(s) of Report(s) or Date(s) Filed
• Annual Report on Form 10-K filed on March 12, 2024	For the year ended December 31, 2023
• Definitive Proxy Statement filed on April 5, 2024 (the portions incorporated by reference into our Form 10-K)	For Merchants’ 2024 Annual Meeting of Shareholders
• Quarterly Reports on Form 10-Q filed on May 10, 2024, August 9, 2024, and November 8, 2024	For the quarterly periods ended March 31, 2024, June 30, 2024, and September 30, 2024
• Current Reports	Filed on February 14, 2024; February 28, 2024; March 7, 2024; May 16, 2024; May 16, 2024; August 15, 2024; and September 11, 2024.
We incorporate by reference all future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of this offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K (other than current reports furnished under Items 2.02 or 7.01 of Form 8-K), and proxy statements, and any registration statement on Form 8-A that we file relating to the Series E preferred stock.
The information incorporated by reference contains information about us and our business, financial condition, and results of operations and is an important part of this prospectus supplement.
You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC’s website at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in those documents. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:
Merchants Bancorp
Attention: Investor Relations
410 Monon Blvd.
Carmel, Indiana 46032
(317) 569-7420
We make available, through our website, investors.merchantsbancorp.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this registration statement.
LEGAL MATTERS
The validity of the Series E preferred stock and depositary shares offered by this prospectus will be passed upon by Krieg DeVault LLP, Indianapolis, Indiana. Certain legal matters in connection with the offering will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.
EXPERTS
The consolidated financial statements of Merchants Bancorp as of December 31, 2023 and 2022 and for each of the years in the three-year period ended December 31, 2023, and the effectiveness of Merchant Bancorp’s internal control over financial reporting as of December 31, 2023 have been audited by Forvis Mazars, LLP, independent registered public accounting firm, as set forth in their reports thereon, included in Merchant Bancorp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports pertaining to such financial statements and the effectiveness of our internal control over financial reporting given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS
$500,000,000
MERCHANTS BANCORP
Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Purchase Contracts
Warrants
Units

We may offer and sell from time to time, in one or more series, our debt securities, which may consist of notes, debentures, or other evidences of indebtedness, shares of our common stock or preferred stock, depositary shares, purchase contracts, warrants, and units comprised of two or more of these securities in any combination. The debt securities and preferred stock may be convertible into or exchangeable for other securities of ours. This prospectus provides you with a general description of these securities. Each time we offer any securities pursuant to this prospectus, we will provide you with a prospectus supplement, and, if necessary, a pricing supplement, that will describe the specific amounts, prices and terms of the securities being offered. These supplements may also add, update or change information contained in this prospectus. To understand the terms of the securities offered, before deciding to invest you should carefully read this prospectus with the applicable supplements, which together provide the specific terms of the securities we are offering.
The aggregate of the offering prices of the securities covered by this prospectus will not exceed $500,000,000.
Our common stock, without par value, is listed on the Nasdaq Capital Market under the symbol “MBIN.” Our 7.00% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock, without par value, liquidation preference of $25 per share (the “Series A Preferred”), our depositary shares each representing a 1/40th ownership interest in a share of our 6.00% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock, without par value, liquidation preference of $1,000 per share (the “Series B Preferred”), and our depositary shares each representing a 1/40th ownership interest in a share of our 6.00% Fixed Rate Series C Non-Cumulative Perpetual Preferred Stock, without par value, liquidation preference of $1,000 per share (the “Series C Preferred”) are listed on the Nasdaq Capital Market under the symbols “MBINP”, “MBINO,” and “MBINN,” respectively. We expect that any common stock, preferred stock, or depositary shares sold pursuant to a prospectus supplement will be listed on such exchange, subject to official notice of issuance. Any prospectus supplement will contain information, where applicable, as to any other listing on the Nasdaq Capital Market or any other securities exchange of the other securities covered by the prospectus supplement.
The securities may be sold directly to investors, through agents designated from time to time or to or through underwriters or dealers. See “Plan of Distribution” on page 27 of this prospectus. If any agents, underwriters, or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, the names of such agents, underwriters, or dealers and any applicable commissions or discounts will be set forth in the applicable prospectus supplement. The net proceeds we expect to receive from such sale also will be set forth in the applicable prospectus supplement.

Investing in our securities involves risks. See the section entitled “Risk Factors” contained on page 6 of this prospectus and in the applicable prospectus supplement, and in the reports we file with the Securities and Exchange Commission that are incorporated by reference into this prospectus before deciding to invest in any of these securities.
These securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus or the accompanying prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 17, 2022

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT
We may provide information to you about the securities we are offering in three separate documents that progressively provide more detail:
•
this prospectus, which provides general information, some of which may not apply to your securities;

•
the accompanying prospectus supplement, which describes the terms of the securities, some of which may not apply to your securities; and

•
if necessary, a pricing supplement, which describes the specific terms of your securities.

If the terms of your securities vary among the pricing supplement, the prospectus supplement and the accompanying prospectus, you should rely on the information in the following order of priority:
•
the pricing supplement, if any;

•
the prospectus supplement; and

•
this prospectus.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.
Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering of the securities and the distribution of this prospectus.

i

ii

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell the securities described in this prospectus in one or more offerings, on a continuous or delayed basis, any combination of the securities described in this prospectus up to an aggregate dollar amount for all offerings of $500,000,000.
This prospectus provides you with a general description of the securities covered by it. Each time we offer these securities, we will provide a prospectus supplement that will contain specific information about the terms of the offer and include a discussion of any risk factors or other special considerations that apply to the securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and any pricing supplement together with the additional information described under the heading “Where You Can Find More Information.” If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.
All references in this prospectus to “we,” “us,” “our” or similar references mean Merchants Bancorp (“Merchants”) and its consolidated subsidiaries, unless otherwise expressly stated or the context otherwise requires.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), that registers the offer and sale of the securities that we may offer under this prospectus. The registration statement, including the attached exhibits and schedules included or incorporated by reference in the registration statement, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. In addition, we file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
The SEC also maintains a website (www.sec.gov) that contains reports, proxy statements and other information about issuers like us who file electronically with the SEC.
The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.
This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (excluding any portion of these documents that has been furnished to and deemed not to be filed with the SEC).
Report(s)	Period(s) of Report(s) or Date(s) Filed
• Annual Report on Form 10-K filed on March 4, 2022	For the year ended December 31, 2021
• Definitive Proxy Statement filed on April 8, 2022	For Merchants 2022 Annual Meeting of Shareholders
• Form 10-Q filed on May 9, 2022	For the quarterly period ended March 31, 2022
• Form 10-Q filed on August 8, 2022	For the quarterly period ended June 30, 2022
• Current Reports	Filed on February 17, 2022; May 19, 2022; and May 24, 2022
We incorporate by reference all future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of filing the initial registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and after the date of this prospectus until the completion of the offering of the securities covered by this prospectus or until we terminate this offering. These documents include periodic reports, such as Annual Reports on Form 10-K,

Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than current reports furnished under Items 2.02 or 7.01 of Form 8-K), as well as proxy statements.
The information incorporated by reference contains information about us and our business, financial condition and results of operations and is an important part of this prospectus.
You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC’s website at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in those documents. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:
Merchants Bancorp
Attention: Investor Relations
410 Monon Blvd.
Carmel, Indiana 46032
(317) 569-7420
Through our website at www.merchantsbancorp.com under “Investors,” we make available, free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as well as proxy statements, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Those filings can also be obtained on the SEC’s website at www.sec.gov. Additionally, from time to time we may post other press releases, news, investor presentations and stories regarding our business on the News and Presentation sections of our website. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this registration statement.
We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, those contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.
SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES
LITIGATION REFORM ACT OF 1995
This prospectus, the applicable prospectus supplements and the other documents we incorporate by reference in this prospectus, may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the U.S. Private Securities Litigation Reform Act of 1995. These forward looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “continue,” “will,” “will likely result,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “goal,” “target,” “outlook,” “aim,” “would,” “annualized” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.
A number of important factors could cause our actual results to differ materially from those indicated in these forward-looking statements, including the impacts of the COVID-19 pandemic, such as the severity, magnitude, duration and businesses’ and governments’ responses thereto, on the Company’s operations and personnel, and on activity and demand across its businesses, and those factors identified in “Risk Factors” or the following:
•
business and economic conditions, particularly those affecting the financial services industry and our primary market areas;

•
our ability to successfully manage our credit risk and the sufficiency and calculation assumptions of our allowance for credit losses on loans;

•
factors that can impact the performance of our loan portfolio, including real estate values and liquidity in our primary market areas, the financial health of our commercial borrowers and the success of construction projects that we finance, including any loans acquired in acquisition transactions;

•
compliance with governmental and regulatory requirements, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and others relating to banking, consumer protection, securities and tax matters;

•
our ability to maintain licenses required in connection with multi-family mortgage origination, sale and servicing operations;

•
our ability to identify and address cyber-security risks, fraud and systems errors;

•
our ability to effectively execute our strategic plan and manage our growth;

•
changes in our senior management team and our ability to attract, motivate and retain qualified personnel;

•
governmental monetary and fiscal policies, and changes in market interest rates;

•
liquidity issues, including fluctuations in the fair value and liquidity of the securities we hold for sale and our ability to raise additional capital, if necessary;

•
effects of competition from a wide variety of local, regional, national and other providers of financial, investment and insurance services;

•
the impact of any claims or legal actions to which we may be subject, including any effect on our reputation; and

•
changes in federal tax law or policy.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this report. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

PROSPECTUS SUMMARY
This summary provides a general description of the securities we may offer. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us and the terms of the securities we will offer, you should read carefully this entire prospectus, including the “Risk Factors” section, the applicable prospectus supplement for the securities and the other documents we refer to and incorporate by reference. In particular, we incorporate important business and financial information into this prospectus by reference.
The Securities We May Offer
We may use this prospectus to offer securities in an aggregate amount of up to $500,000,000 in one or more offerings. A prospectus supplement, which we will provide each time we offer securities, will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities in addition to those described in the “Risk Factors” section of this prospectus. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified.
We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.
Debt Securities
Our debt securities may be senior or subordinated in priority of payment. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the debt securities.
Common Stock
We may sell shares of our common stock, without par value per share. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.
Preferred Stock; Depositary Shares
We may sell shares of our preferred stock in one or more series, without par value. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.
Purchase Contracts
We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, preferred stock, depositary shares or common stock. The price of our debt securities or price per share of common stock, preferred stock or depositary shares may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.
Warrants
We may sell warrants to purchase our debt securities, shares of preferred stock or shares of our common stock, or depositary shares. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.
Units
We may sell any combination of one or more of the other securities described in this prospectus, together as units. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.

RISK FACTORS
Investing in our securities involves risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or on which management is not focused or that management deems immaterial. Our business, financial condition or results or operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.
MERCHANTS BANCORP
Merchants is a diversified bank holding company headquartered in Carmel, Indiana operating multiple lines of business, including multi-family housing and healthcare facility financing and servicing, mortgage warehouse financing, retail and correspondent residential mortgage banking, agricultural lending and traditional community banking. Merchants, with $11.1 billion in assets and $8.3 billion in deposits as of June 30, 2022, conducts its business through its direct and indirect subsidiaries, Merchants Bank of Indiana, Merchants Capital Corp., Merchants Asset Management, LLC, Merchants Capital Servicing, LLC, Merchants Capital Investments, LLC, Farmers-Merchants Bank of Illinois, and Merchants Mortgage, a division of Merchants Bank of Indiana. For more information and financial data, please visit our website at www.merchantsbancorp.com.
Our common stock is listed on the Nasdaq Capital Market under the symbol “MBIN” and our Series A Preferred and our depository shares representing our shares of Series B Preferred and Series C Preferred are listed on the Nasdaq Capital Market under the symbols “MBINP,” “MBINO,” and “MBINN,” respectively. Our principal executive offices are located at 410 Monon Blvd. Carmel, Indiana 46032. Our telephone number is (317) 569-7420.
Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” on page 1 of this prospectus.
USE OF PROCEEDS
We do not currently know the number or types of securities that ultimately will be sold pursuant to this prospectus or the prices at which such securities will be sold. Unless otherwise specified in a prospectus supplement relating to a specific issue of securities accompanying this prospectus, we intend to use the net proceeds from the sale of the securities for general corporate purposes. Our general corporate purposes may include, without limitation, financing acquisitions for bank and non-bank financial services companies that we believe are complementary to our business and consistent with our growth strategy, repurchasing our securities, extending credit to, or funding investments in, our subsidiaries and repaying, reducing or refinancing indebtedness. Our management will retain broad discretion to allocate the net proceeds from the sale of the securities.
The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, our subsidiaries’ funding requirements, the availability of other funds and other factors. Until we use the net proceeds in the manner described above, we may temporarily use them to make short-term investments. We expect that we will, on a recurrent basis, engage in additional financings as the need arises to finance our corporate strategies, to fund our subsidiaries, to finance acquisitions or otherwise.
DESCRIPTION OF DEBT SECURITIES
We may issue senior debt securities or subordinated debt securities. Senior debt securities will be issued under an indenture, referred to as the “senior indenture,” between us and a senior indenture trustee to be named in the applicable prospectus supplement. Subordinated debt securities will be issued under a separate indenture, referred to as the “subordinated indenture,” between us and a subordinated indenture trustee to be named in the applicable prospectus supplement. The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the “indentures.” The indentures will be subject to and governed by the Trust Indenture Act of 1939. A copy of the form of each of these indentures is included as an exhibit to the registration statement of which this prospectus is a part.
The following briefly describes the general terms and provisions of the debt securities which may be offered and the indentures governing them. The particular terms of the debt securities offered, and the extent, if any, to which these general provisions may apply to the debt securities so offered, will be described in more detail in the applicable prospectus supplement relating to those securities. Further, additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in the applicable prospectus supplement. The following descriptions of the indentures are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the respective indentures.
General
The indentures permit us to issue the debt securities from time to time, without limitation as to aggregate principal amount, and in one or more series. The indentures also do not limit or otherwise restrict the amount of other indebtedness which we may incur or other securities which we or our subsidiaries may issue, including indebtedness which may rank senior to the debt securities. Nothing in the subordinated indenture prohibits the issuance of securities representing subordinated indebtedness that is senior or junior to the subordinated debt securities.
Unless we give you different information in the prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior debt, as described under “Description of Debt Securities — Subordination” and in the applicable prospectus supplement.
We may issue debt securities if the conditions contained in the applicable indenture are satisfied. These conditions include the adoption of resolutions by our board of directors that establish the terms of the debt securities being issued. Any resolution approving the issuance of any issue of debt securities will include the terms of that issue of debt securities, which may include:
•
the title and series designation;

•
the aggregate principal amount and the limit, if any, on the aggregate principal amount or initial issue price of the debt securities which may be issued under the applicable indenture;

•
the principal amount payable, whether at maturity or upon earlier acceleration;

•
whether the principal amount payable will be determined with reference to an index, formula or other method which may be based on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices;

•
whether the debt securities will be issued as original issue discount securities (as defined below);

•
the date or dates on which the principal of the debt securities is payable;

•
any fixed or variable interest rate or rates per annum or the method or formula for determining an interest rate;

•
the date from which any interest will accrue;

•
any interest payment dates;

•
whether the debt securities are senior or subordinated, and if subordinated, the terms of the subordination;

•
the price or prices at which the debt securities will be issued, which may be expressed as a percentage of the aggregate principal amount of those debt securities;

•
the stated maturity date;

•
whether the debt securities are to be issued in global form;

•
any sinking fund requirements;

•
any provisions for redemption, the redemption price and any remarketing arrangements;

•
the denominations of the securities or series of securities;

•
any restrictions on the offer, sale and delivery of the debt securities;

•
the place or places where payments or deliveries on the debt securities will be made and may be presented for registration of transfer or exchange;

•
whether any of the debt securities will be subject to defeasance in advance of the date for redemption or the stated maturity date;

•
the terms, if any, upon which the debt securities are convertible into other securities of ours or another issuer and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this prospectus;

•
a description of any documents or certificates that must be received prior to the issuance of any definitive securities;

•
whether and under what circumstances additional amounts will be paid to non-U.S. citizens in connection with any tax, assessment or governmental charge and whether securities may be redeemed in lieu of paying such additional fees;

•
the identity of each security registrar or paying agent (if other than trustee);

•
any provisions granting special rights to securities holders upon the occurrence of specified events;

•
any deletions from, modifications of, or additions to any default events or covenants set forth in the form of indenture;

•
the portion of the principal amount payable upon the declaration of acceleration of the maturity of any securities;

•
the date any bearer securities of or within the series and any temporary global security representing outstanding securities shall be dated, if other than date of original issuance; and

•
any other terms of the debt securities which are not inconsistent with the provisions of the applicable indenture.

The debt securities may be issued as “original issue discount securities” which bear no interest or interest at a rate which at the time of issuance is below market rates and which will be sold at a substantial discount below their principal amount. If the maturity of any original issue discount security is accelerated, the amount payable to the holder of the security will be determined by the applicable prospectus supplement, the terms of the security and the relevant indenture, but may be an amount less than the amount payable at the maturity of the principal of that original issue discount security. Special United States federal income tax and other considerations relating to original issue discount securities will be described in the applicable prospectus supplement.
Under the indentures, the terms of the debt securities of any series may differ and we may, without the consent of the holders of the debt securities of any series, reopen a previous series of debt securities and issue additional debt securities of that series or establish additional terms of that series.
The applicable prospectus supplement or pricing supplement will provide for the terms of the specific debt securities we are offering.
Special United States Federal income tax, accounting and other considerations may apply to the debt securities. To the extent such considerations do apply, the applicable prospectus supplement will describe these considerations.

Ranking of Debt Securities; Holding Company Structure
Senior Debt Securities.   Payment of the principal of, premium, if any, and interest on senior debt securities will rank on a parity with all of our other unsecured and unsubordinated debt.
Subordinated Debt Securities.   Payment of the principal of, premium, if any, and interest on subordinated debt securities will be junior in right of payment to the prior payment in full of all of our senior debt, including senior debt securities. We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to those subordinated debt securities. We will also state in that prospectus supplement limitations, if any, on the issuance of additional senior debt.
Holding Company Structure.   The debt securities will be our exclusive obligations. We are a holding company and substantially all of our consolidated assets are held by our subsidiaries. Accordingly, our cash flows and our ability to service our debt, including the debt securities, are dependent upon the results of operations of our subsidiaries and the distribution of funds by our subsidiaries to us. Various statutory and regulatory restrictions, however, limit directly or indirectly the amount of dividends our subsidiaries can pay, and also restrict certain subsidiaries from making investments in or loans to us.
Because we are a holding company, the debt securities will be effectively subordinated to all existing and future liabilities, including indebtedness, customer deposits, trade payables, guarantees and lease obligations, of our subsidiaries. Therefore, our rights and the rights of our creditors, including the holders of the debt securities, to participate in the assets of any subsidiary upon that subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors and, if applicable, its depositors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary, in which case our claims would still be effectively subordinate to any security interest in, or mortgages or other liens on, the assets of the subsidiary and would be subordinate to any indebtedness of the subsidiary senior to that held by us. If a receiver or conservator were appointed for one of our subsidiary banks, Merchants Bank of Indiana (“Merchants Bank”) and Farmers-Merchants Bank of Illinois (“FM Bank”), the Federal Deposit Insurance Act recognizes a priority in favor of the holders of withdrawable deposits (including the Federal Deposit Insurance Corporation (“FDIC”) as subrogee or transferee) over general creditors. Claims for customer deposits would have a priority over any claims that we may ourselves have as a creditor of Merchants Bank or FM Bank. Unless otherwise specified in the applicable prospectus supplement, the indentures will not limit the amount of indebtedness or other liabilities that we and our subsidiaries may incur.
Registration and Transfer
Holders may present debt securities in registered form for transfer or exchange for other debt securities of the same series at the offices of the applicable indenture trustee according to the terms of the applicable indenture and the debt securities. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in fully registered form, and in denominations of $1,000 and any integral multiple thereof.
No service charge will be required for any transfer or exchange of the debt securities but we generally may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.
Payment and Place of Payment
We will pay or deliver principal and any premium and interest in the manner, at the places and subject to the restrictions set forth in the applicable indenture, the debt securities and the applicable prospectus supplement. However, at our option, we may pay any interest by check mailed or wire transfer to the holders of registered debt securities.
Global Securities
Each indenture provides that we may issue debt securities in global form. If any series of debt securities is issued in global form, the prospectus supplement will describe any circumstances under which beneficial owners of interests in any of those global debt securities may exchange their interests for debt securities of that series and of like tenor and principal amount in any authorized form and denomination. See “Description of Global Securities” on page 25 of this prospectus.
Redemption and Repurchase
The debt securities of any series may be redeemable at our option, may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase by us at the option of the holders, in each case upon the terms, at the times and at the prices set forth in the applicable prospectus supplement and pricing supplement, if any.
Conversion or Exchange Rights
If debt securities may be convertible into or exchangeable for shares of our equity securities or other securities, the terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:
•
the conversion or exchange price;

•
the conversion or exchange period;

•
provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;

•
events requiring adjustment to the conversion or exchange price;

•
provisions affecting conversion or exchange in the event of our redemption of the debt securities; and

•
any anti-dilution provisions, if applicable.

Absence of Limitation on Indebtedness and Liens; Absence of Event Risk Protection
Unless otherwise stated in the prospectus supplement relating to a series of debt securities, the indentures will not limit the amount of indebtedness, guarantees or other liabilities that we and our subsidiaries may incur and will not prohibit us or our subsidiaries from creating or assuming liens on our properties, including the capital stock of our subsidiaries. Unless otherwise provided in the related prospectus supplement, the indentures will not require us to maintain any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity, and will not contain provisions which would give holders of the debt securities the right to require us to repurchase their debt securities in the event we undergo a takeover, recapitalization or similar restructuring or change in control.
Events of Default
Unless otherwise indicated in the applicable prospectus supplement, the following are events of default under the senior indenture with respect to the senior debt securities and under the subordinated indenture with respect to the subordinated debt securities:
•
default in the payment of any principal or premium or make-whole amount, if any, on the debt securities when due;

•
default in the payment of any interest or additional amounts on the debt securities, or of any coupon pertaining thereto, when due, which continues for 30 days;

•
default in the deposit of any sinking fund payment on the debt securities when due;

•
default in the performance or breach of any other obligation contained in the applicable indenture for the benefit of that series of debt securities (other than defaults or breaches otherwise specifically addressed), which continues for 90 days after written notice of the default or breach;

•
specified events in bankruptcy or insolvency; and

•
any other event of default provided with respect to the debt securities of any series.

Unless otherwise indicated in the applicable prospectus supplement, if an event of default occurs and is continuing for any series of senior debt securities, unless the principal amount of all senior debt securities of that particular series has already become due and payable, the indenture trustee or the holders of not less than 25% in aggregate principal amount or, under certain circumstances, issue price of the outstanding senior debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities of that series, to be immediately due and payable.
Unless otherwise indicated in the applicable prospectus supplement, if an event of default described under the fifth bullet point above shall have occurred and be continuing, unless the principal amount of all the subordinated debt securities of a particular series has already become due and payable, the indenture trustee or the holders of not less than 25% in aggregate principal amount or, under certain circumstances, issue price of the subordinated debt securities of that series may declare all amounts or any lesser amount provided for in the subordinated debt securities of that series to be immediately due and payable.
At any time after the applicable indenture trustee or the holders have accelerated a series of debt securities, but before the applicable indenture trustee has obtained a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind and annul that acceleration and its consequences, provided that all payments and/or deliveries due, other than those due as a result of acceleration, have been made and all events of default have been remedied or waived.
The holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of any series may waive any default with respect to that series, except a default:
•
in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

•
in an obligation contained in, or a provision of, an indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected.

The holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to debt securities of that series, provided that any direction is not in conflict with any rule of law or the applicable indenture and the trustee may take other actions, other than those that might lead to personal liability, not inconsistent with the direction. Subject to the provisions of the applicable indenture relating to the duties of the indenture trustee, before proceeding to exercise any right or power under the indenture at the direction of the holders, the indenture trustee is entitled to receive from those holders security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which it might incur in complying with any direction.
A holder of any debt security of any series will have the right to institute a proceeding with respect to the applicable indenture or for any remedy under the indenture, if:
•
that holder previously gives to the indenture trustee written notice of a continuing event of default with respect to debt securities of that series;

•
the holders of not less than 25% in principal amount of the outstanding securities of that series have made written request and offered the indenture trustee indemnity satisfactory to the indenture trustee to institute that proceeding as indenture trustee;

•
the indenture trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the request; and

•
the indenture trustee fails to institute the proceeding within 60 days.

However, the holder of any debt security or coupon has the right to receive payment of the principal of (and premium or make-whole amount, if any) and interest on, and any additional amounts in respect of, such debt security or payment of such coupon on the respective due dates (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment.

We are required to furnish to the indenture trustees annually a statement as to the performance of our obligations under the indentures and as to any default in that performance of which we are aware.
Modification and Waiver
Unless otherwise indicated in the applicable prospectus supplement, Merchants and the applicable indenture trustee may amend and modify each indenture or debt securities under that indenture with the consent of holders of at least a majority in principal amount of each series of all outstanding debt securities then outstanding under the indenture affected. However, without the consent of each holder of any debt security issued under the applicable indenture, we may not amend or modify that indenture to:
•
change the stated maturity date of the principal of (or premium or make-whole amount, if any, on), or any installment of principal or interest on, any debt security issued under that indenture;

•
reduce the principal amount of or any make-whole amount, the rate of interest on or any additional amounts payable in respect thereof, or any premium payable upon the redemption of any debt security issued under that indenture;

•
reduce the amount of principal of an original issue discount security or make-whole amount, if any, issued under that indenture payable upon acceleration of its maturity or provable in bankruptcy;

•
change the place or currency of payment of principal or any premium or any make-whole amount or interest on any debt security issued under that indenture;

•
impair the right to institute suit for the enforcement of any payment or delivery on or with respect to any debt security issued under that indenture;

•
reduce the percentage in principal amount of debt securities of any series issued under that indenture, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture; or

•
make any change that adversely affects the right to convert or exchange any security or decrease the conversion/exchange rate or increase the conversion/exchange price.

The holders of at least a majority in principal amount of the outstanding debt securities of any series issued under that indenture may, with respect to that series, waive past defaults under the indenture, except as described under “— Events of Default” on page 10 of this prospectus.
Unless otherwise indicated in the applicable prospectus supplement, we and the applicable indenture trustee may also amend and modify each indenture without the consent of any holder for any of the following purposes:
•
to evidence the succession of another person to Merchants;

•
to add to our covenants for the benefit of the holders of all or any series of debt securities;

•
to add events of default for the benefit of the holders of all or any series of debt securities;

•
to add or change any provisions of the indentures to facilitate the issuance of bearer securities;

•
to change or eliminate any of the provisions of the applicable indenture in respect of any series of debt securities, so long as any such change or elimination will become effective only in respect of any series of securities when there is no outstanding security of that series which is entitled to the benefit of that provision;

•
to establish the form or terms of debt securities of any series;

•
to evidence and provide for the acceptance of appointment by a successor indenture trustee;

•
to cure any ambiguity, to correct or supplement any provision in the applicable indenture, or to make any other provisions with respect to matters or questions arising under that indenture, so long as the interests of holders of debt securities of any series are not adversely affected in any material respect by the actions taken to cure, correct or supplement a provision in an indenture;

•
to secure securities;

•
to close the indenture with respect to the authentication and delivery of additional series of securities or to qualify or maintain qualifications of the applicable indenture under the Trust Indenture Act; or

•
to supplement any of the provisions of an indenture as is necessary to permit or facilitate the defeasance or discharge of any series of securities under specified provisions of the indenture, provided that any such action shall not adversely affect the interests of the holders of securities of such series or any other series of securities under the indenture in any material respect.

Voting
The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at such meeting.
Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, of the aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.
Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.
Notwithstanding the foregoing provisions, the indentures provide that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:
•
there shall be no minimum quorum requirement for such meeting; and

•
the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.

Consolidation, Merger and Sale of Assets
Unless otherwise indicated in the applicable prospectus supplement, we may consolidate or merge with or into any other person, and we may sell, lease or convey all or substantially all of our assets to any person, provided that the resulting entity, if other than Merchants, is an entity organized and existing under the laws of the United States of America or any U.S. state or the District of Columbia and assumes all of our obligations to:
(1)
pay or deliver the principal and any premium or make-whole amount, if any, and any interest on, the debt securities;

(2)
perform and observe all of our other obligations under the indentures and supplemental indentures; and

(3)
we are not, or any successor entity, as the case may be, is not, immediately after any consolidation or merger, in default under the indenture.

The indentures do not provide for any right of acceleration in the event of a consolidation, merger, sale of all or substantially all of the assets, recapitalization or change in our stock ownership. In addition, the indentures do not contain any provision which would protect the holders of debt securities against a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.
Defeasance
We may terminate or “defease” our obligations under the applicable indenture with respect to the debt securities of any series by taking the following steps:
(1)
depositing irrevocably with the indenture trustee an amount, which through the payment of interest, principal or premium, if any, will provide an amount sufficient to pay the entire amount of the debt securities, in the form of U.S. dollars, U.S. government obligations, or some combination thereof.

(2)
delivering:

•
an opinion of independent counsel that the holders of the debt securities of that series will have no United States federal income tax consequences as a result of that deposit and termination;

•
an opinion of independent counsel that registration is not required under the Investment Company Act of 1940;

•
an opinion of counsel as to certain other matters;

•
officers’ certificates and opinion of counsel certifying as to compliance with the indenture and other matters; and

(3)
paying all other amounts due under the indenture.

Further, the defeasance cannot cause an event of default under the indenture or any other material agreement or instrument and no event of default under the indenture can exist at the time the defeasance occurs.
Subordination
The subordinated debt securities will be subordinated in right of payment to all “senior debt,” as defined in the subordinated indenture. In certain circumstances relating to our liquidation, dissolution, receivership, reorganization, insolvency or similar proceedings:
•
the holders of all senior debt will first be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities; and

•
until the senior debt is paid in full, any distributions that the holders of subordinated debt would be entitled shall be made to holders of senior debt, except that holders of subordinated debt may receive securities that are subordinated to senior debt to at least the same extent as the senior debt.

In addition, we may make no payment on the subordinated debt securities in the event:
•
there is an event of default with respect to any senior debt which permits the holders of that senior debt to accelerate the maturity of the senior debt; and

•
the default is the subject of judicial proceedings or we receive notice of the default from an authorized person under the subordinated indenture.

By reason of this subordination in favor of the holders of senior debt, in the event of an insolvency our creditors who are not holders of senior debt or the subordinated debt securities may recover less, proportionately, than holders of senior debt and may recover more proportionately, than holders of the subordinated debt securities. Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities, “senior debt” is defined in the subordinated indenture as the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Merchants whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the following indebtedness of Merchants for money borrowed, whether any such indebtedness exists as of the date of the indenture or is created, incurred, assumed or guaranteed after such date:
(i)
any debt (a) for money borrowed by Merchants, or (b) evidenced by a bond, note, debenture, or similar instrument (including purchase money obligations) given in connection with the acquisition of any business, property or assets, whether by purchase, merger, consolidation or otherwise, but shall not include any account payable or other obligation created or assumed in the ordinary course of business in connection with the obtaining of materials or services, or (c) which is a direct or indirect obligation which arises as a result of banker’s acceptances or bank letters of credit issued to secure obligations of Merchants, or to secure the payment of revenue bonds issued for the benefit of Merchants whether contingent or otherwise;

(ii)
any debt of others described in the preceding clause (i) which Merchants has guaranteed or for which it is otherwise liable;

(iii)
the obligation of Merchants as lessee under any lease of property which is reflected on Merchants’ balance sheet as a capitalized lease; and

(iv)
any deferral, amendment, renewal, extension, supplement or refunding of any liability of the kind described in any of the preceding clauses (i), (ii) and (iii).

“Senior debt” does not include (1) any such indebtedness, obligation or liability referred to in clauses (i) through (iv) above as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the subordinated debt securities, or ranks pari passu with the subordinated debt securities, (2) any such indebtedness, obligation or liability which is subordinated to indebtedness of Merchants to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated, (3) any indebtedness to a subsidiary of Merchants and (4) the subordinated debt securities.
The subordinated indenture does not limit or prohibit the incurrence of additional senior debt, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations. Any prospectus supplement relating to a particular series of subordinated debt securities will set forth the aggregate amount of our indebtedness senior to the subordinated debt securities as of a recent practicable date.
The prospectus supplement may further describe the provisions, if any, which may apply to the subordination of the subordinated debt securities of a particular series.
Restrictive Covenants
The subordinated indenture does not contain any significant restrictive covenants. The prospectus supplement relating to a series of subordinated debt securities may describe certain restrictive covenants, if any, to which we may be bound under the subordinated indenture.
Governing Law
Unless indicated otherwise in the applicable prospectus supplement, the indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of Indiana.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of the material rights of our capital stock and related provisions of our Second Amended and Restated Articles of Incorporation, or “articles”, and our Second Amended and Restated By-laws, or “bylaws”. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our articles and bylaws, which we have included as exhibits to the registration statement of which this prospectus is a part. We urge you to read these documents for a more complete understanding of shareholder rights.
Our articles authorize the issuance of up to 75,000,000 shares of common stock, without par value, and up to 5,000,000 shares of preferred stock, without par value. On August 1, 2022, we had issued and outstanding 43,106,505 shares of our common stock, no shares of our 8% Non-Cumulative, Perpetual Preferred Stock, without par value, liquidation preference $1,000 per share (“8% Preferred” collectively with the Series A Preferred, the Series B Preferred, and the Series C Preferred the “Preferred Stock”), 2,081,800 shares of our Series A Preferred, 125,000 shares of our Series B Preferred, and 196,181 shares of our Series C Preferred. Additionally, 2,151,073 shares of our common stock are available for issuance in connection with awards under our 2017 Equity Incentive Plan.
Common Stock
Governing Documents.   Holders of our common stock have the rights set forth in our articles, our bylaws and the provisions of the Indiana Business Corporation Law (“IBCL”).
Dividends and Distributions.   Holders of our common stock are entitled to share equally in any dividends that our board of directors may declare from time to time out of funds legally available for dividends, subject to limitations under provisions of the IBCL and bank regulatory restrictions and any preferential rights of holders of our then outstanding preferred stock.
Under the terms of our Preferred Stock, we are not permitted to declare or pay any dividends on our common stock unless the dividends have been declared and paid on the shares of our Preferred Stock for the period since the last payment of dividends.
As a bank holding company, our ability to pay dividends is affected by the policies and enforcement powers of the Federal Reserve System. In addition, because we are a holding company, we are dependent upon the payment of dividends by Merchants Bank to us as our principal source of funds to pay dividends in the future, if any, and to make other payments. Merchants Bank is also subject to various legal, regulatory and other restrictions on its ability to pay dividends and make other distributions and payments to us.
Ranking.   Our common stock ranks junior with respect to dividend rights and rights upon liquidation, dissolution or winding up to all our other securities and indebtedness.
Upon any voluntary or involuntary liquidation, dissolution or winding up, the holders of our common stock are entitled to share equally, on a per share basis, in all of our assets available for distribution, after payment to creditors and subject to any prior distribution rights granted to holders of any then outstanding shares of preferred stock.
Conversion Rights.   Our common stock is not convertible into any other shares of our capital stock.
Preemptive Rights.   Holders of our common stock do not have any preemptive rights.
Voting Rights.   Holders of our common stock are entitled to one vote per share on any matter to be voted on by the shareholders. Holders of our common stock are not entitled to cumulative voting rights with respect to the election of directors. A plurality of the shares voted shall elect all of the directors then standing for election at a meeting of shareholders at which a quorum is present.
Redemption.   We have no obligation or right to redeem our common stock.
Stock Exchange Listing.   Our common stock is listed on the Nasdaq Capital Market under the trading symbol “MBIN.”

Preferred Stock
General.   Upon authorization of our board of directors, we may issue shares of one or more series of our preferred stock from time to time. As of August 1, 2022, 50,000 shares of preferred stock had been designated as 8% Preferred and no shares of our 8% Preferred were issued and outstanding, 3,500,000 shares of preferred stock had been designated as Series A Preferred and 2,081,800 shares of our Series A Preferred were issued and outstanding, 125,000 shares of preferred stock had been designated as Series B Preferred and 125,000 shares of our Series B Preferred were issued and outstanding, and 250,000 shares of preferred stock had been designated as Series C Preferred and 196,181 shares of our Series C Preferred were issued and outstanding. Our articles may be amended in accordance with the IBCL to increase the number of authorized shares of preferred stock that we may issue. Our board of directors may, without any action by holders of common stock and except as may be otherwise provided in the terms of any series of preferred stock of which there are shares outstanding, adopt resolutions to designate and establish a new series of preferred stock. Upon establishing such a series of preferred stock, our board of directors will determine the number of shares of preferred stock of that series that may be issued and the rights and preferences of that series of preferred stock. The rights of any series of preferred stock may include, among others:
•
general or special voting rights;

•
preferential liquidation rights;

•
preferential cumulative or noncumulative dividend rights;

•
redemption or put rights; and

•
conversion or exchange rights.

We may issue shares of, or rights to purchase shares of, one or more series of our preferred stock that have been designated from time to time, the terms of which might:
•
adversely affect voting or other rights evidenced by, or amounts otherwise payable with respect to, the common stock or other series of preferred stock;

•
discourage an unsolicited proposal to acquire us; or

•
facilitate a particular business combination involving us.

Any of these actions could have an anti-takeover effect and discourage a transaction that some or a majority of our shareholders might believe to be in their best interests or in which our shareholders might receive a premium for their stock over our then market price.
Governing Documents.   Holders of our Preferred Stock have the rights set forth in our articles, our bylaws and the provisions of the IBCL.
Ranking.   Our Preferred Stock, with respect to dividend rights ranks on a parity with, and with respect to rights upon a liquidation, dissolution and winding up ranks senior to, our common stock.
Dividends and Other Distributions.   Subject to bank regulatory restrictions discussed above, holders of our Preferred Stock are entitled to receive, when, as and if declared by the board of directors, out of funds legally available for the payment of dividends, cash dividends to the same extent and on the same basis as cash dividends declared by the board of directors with respect to shares of our common stock. Such dividends on shares of Preferred Stock are payable on the same dates as dividends on shares of common stock, but prior to the payment of any dividends on shares of common stock.
Voting.   Holders of our Preferred Stock do not have voting rights, with respect to matters that generally require the approval of holders of our common stock except as provided below or as otherwise required by the provisions of the IBCL. When voting rights are applicable, each holder of our Preferred Stock has one vote per share.
While any shares of a series of our Preferred Stock are outstanding, we may not, without the written consent or affirmative vote of the holders of a majority of the outstanding shares of our 8% Preferred, and without the written consent or affirmative vote of the holders of 66 2∕3% of the outstanding shares of our Series A Preferred, Series B Preferred, and Series C Preferred: (1) amend or alter any provision of our articles so as to materially adversely affect the preferences, rights or powers of the relevant series of our Preferred Stock, (2) amend or alter any provision of our articles so as to create or increase any class or series of our capital stock ranking senior to the relevant series our Preferred Stock, or (3) exchange or reclassify any shares of the relevant series of our Preferred Stock, or a merger or consolidation with another company, except if the shares of the relevant series of our Preferred Stock remain outstanding or are exchanged into shares of the surviving or resulting entity in the case of a merger or consolidation, or such shares of the relevant series remain outstanding and the preferences, rights and powers are not materially less favorable to the holders.
Additionally, holders of our Series A Preferred, Series B Preferred, and Series C Preferred are entitled to vote with respect to the election of two directors if dividends for such series of preferred stock have not been declared and paid for at least six or more quarterly dividend periods (as defined in our articles or the designation of the relevant series of our preferred stock), voting as a class with holders of shares of any other series of preferred stock ranking equally as to the payment of dividends and having equivalent voting rights.
Liquidation Rights.   In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, and before any payment or distribution of our assets (whether capital or surplus) may be made to holders of securities ranking junior to the Preferred Stock, holders of our Series B Preferred and Series C Preferred are entitled to receive $1,000 per share of Series B Preferred and Series C Preferred, and holders of our Series A Preferred are entitled to receive $25 per share of Series A Preferred, plus any unpaid dividends on the Series A Preferred, Series B Preferred, and Series C Preferred whether or not declared.
Conversion Rights.   Holders of our Preferred Stock do not have conversion rights.
Preemptive Rights.   Holders of our Preferred Stock do not have any preemptive rights.
Redemption.   We have no obligation to redeem shares of our Preferred Stock. Commencing in April 2024 for our Series A Preferred Stock, October 2024 for our Series B Preferred Stock, and April 2026 for our Series C Preferred Stock, we may redeem in whole or in part, at our option, shares of that series of preferred stock, subject to the approval of the appropriate federal banking agency, at the applicable liquidation preference plus any declared and unpaid dividends (without regard to any undeclared dividends) to, but excluding, the date of redemption.
Stock Exchange Listing.   Our Series A Preferred, Series B Preferred, and Series C Preferred are listed on the Nasdaq Capital Market under the symbols “MBINP,” “MBINO,” and “MBINN,” respectively.
Anti-Takeover Considerations and Special Provisions of Our Articles, Bylaws and Indiana Law
Provisions of the IBCL and our articles and bylaws could have the effect of delaying or deferring the removal of incumbent directors or delaying, deferring or discouraging another party from acquiring control of us, even if such removal or acquisition would be viewed by our shareholders to be in their best interests. These provisions, summarized below, are intended to encourage persons seeking to acquire control of us to first negotiate with our board of directors. These provisions also serve to discourage hostile takeover practices and inadequate takeover bids. We believe that these provisions are beneficial because the negotiation they encourage could result in improved terms of any unsolicited proposal.
Removal of Directors.   Our articles specify that, as permitted by the provisions of the IBCL, directors may be removed with or without cause by the affirmative vote of a majority of the actual number of directors then in office and by the affirmative vote of a majority of the shares entitled to vote on the election of directors.
Noncumulative Voting for Directors.   Our directors are elected by plurality and not cumulative voting, which may make it more difficult for a non-company nominee to be elected to our board of directors.
Authorized But Unissued Capital Stock.   We have authorized but unissued shares of common stock and preferred stock, and our board of directors may authorize the issuance of one or more series of preferred stock without shareholder approval. These shares could be used by our board of directors to make it more difficult or to discourage an attempt to obtain control of us through a merger, tender offer, proxy contest or otherwise.

Limitation on Right to Call a Special Meeting of Shareholders.   Our bylaws provide that special meetings of shareholders may only be called by our board of directors, the Chairman, or Chief Executive Officer, or by the holders of not less than 25% of our outstanding shares of capital stock entitled to vote for the purpose or purposes for which the meeting is being called.
Advance Notice Provisions.   Our bylaws include a provision that permits shareholders of record to make nominations for the election of directors and proposals for any business or matter to be presented at any annual or special meeting of shareholders only if notice of such proposal is given to us not less than 90 days and no more than 120 days prior to the date of the meeting. The advance notice provision gives the board of directors adequate time to respond to the shareholder proposal. If the shareholder fails to provide the notice within the time prescribed under the bylaws, our management can exclude the proposal at the shareholders meeting
Action By Unanimous Written Consent of Shareholders.   Our bylaws provide that any action required or permitted to be taken by the holders at a duly called annual or special meeting of the holders of our capital stock may be effected by any consent in writing by all our shareholders.
Filling of Board of Directors Vacancies.   Our bylaws permit our board of directors to increase, by resolution, the number of persons serving as directors and to fill the vacancies created as a result of the increase by a majority vote of the directors present at the meeting.
Amendment of the Bylaws.   Our bylaws provide that our bylaws may be altered, amended or repealed by the affirmative vote of a majority of our actual number of directors without prior notice to or approval by our shareholders. Accordingly, our board of directors could take action to amend our bylaws in a manner that could have the effect of delaying, deferring or discouraging another party from acquiring control of us.
Limits on Acquisition of Additional Shares.   Our articles provide that any person who acquires an aggregate of 10% of our then outstanding common stock in connection with a tender or exchange offer, open market purchase or business combination, is required to offer and pay for such additional shares an amount which is at least equal to the highest price paid to acquire shares of our common stock then held by such person unless such subsequent acquisition has been approved by a majority of the board of directors.
Indiana Law Takeover Protections.   Indiana’s control share acquisitions statute, IBCL Section 23-1-42-1 et seq., provides that unless otherwise indicated in the corporation’s articles of incorporation or bylaws, if a shareholder acquires shares of a corporation’s voting stock (referred to as control shares) within one of several specified ranges (one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more), approval of a majority of the disinterested shareholders must be obtained before the acquiring shareholder may vote the control shares. Under certain circumstances, including in the event that shareholder approval is not obtained, the shares held by the acquirer may be redeemed by the corporation at the fair value of the shares as determined by the control share acquisition provision. The control share acquisition provision does not apply to a plan of merger or share exchange, if the corporation complies with the applicable merger provisions and is a party to the plan of merger or plan of share exchange. Merchants has opted out of the control share acquisition provision.
Indiana’s business combination statute, IBCL Section 23-1-43-1 et seq., restricts a business combination between the target corporation and an interested shareholder absent certain statutory exceptions. Under the business combinations provision of the IBCL, any shareholder who acquires a 10%-or-greater ownership position in an Indiana corporation with a class of voting shares registered under Section 12 of the Exchange Act (and that has not opted-out of this provision) is prohibited for a period of five years from completing a business combination (generally a merger, significant asset sale or disposition or significant issuance of additional shares) with the corporation unless, prior to the acquisition of such 10% interest, the board of directors of the corporation approved either the acquisition of such interest or the proposed business combination. If such board of directors approval is not obtained, then five years after a 10% shareholder has become such, a business combination with the 10% shareholder is permitted if all provisions of the articles of the corporation are complied with and either a majority of disinterested shareholders approves the transaction or all shareholders receive a price per share determined in accordance with the fair price criteria of the business combinations provision of the IBCL. An Indiana corporation may elect to remove itself from the protection provided by the Indiana business combinations provision, but such an election remains ineffective for 18 months and does not apply to a combination with a shareholder who acquired a 10% ownership position prior to the election. Merchants has not elected to remove itself from the protections of this provision.
Provisions of the IBCL and our articles permit directors, in discharging their duties, to consider the best interests of a corporation, to consider the effects of any action on shareholders, employees, suppliers, and customers of the corporation, and communities in which offices or other facilities of the corporation are located, and any other factors the directors consider pertinent. The IBCL constituency provisions and our articles give our board of directors, in the event that we were a target, the discretion to favor a business combination transaction that is better for our employees, the community and local economy over a business combination transaction with a higher price, but more detrimental effects to the community.
Certain Provisions of Federal Law.   The ability of a third party to acquire Merchants is also subject to applicable federal banking laws and regulations. The Bank Holding Company Act of 1956, as amended (the “BHC Act”), and the regulations thereunder require any “bank holding company” (as defined in the BHC Act) to obtain the approval of the Federal Reserve System (the “Federal Reserve”) prior to acquiring more than 5% of the outstanding shares of a class of our voting stock. Any person other than a bank holding company is required to obtain prior approval of the Federal Reserve to acquire 10% or more of the outstanding shares of a class of our voting stock under the Change in Bank Control Act of 1978. Federal law also prohibits any person or company from acquiring “control” of an FDIC-insured depository institution or its holding company without prior notice to the appropriate federal bank regulator. “Control” is conclusively presumed to exist upon the acquisition of 25% or more of the outstanding voting securities of a bank or bank holding company, but may arise under certain circumstances between 10% and 24.99% ownership. For purposes of calculating ownership thresholds under these banking regulations, bank regulators would likely take the position that the minimum number of shares, and could take the position that the maximum number of shares, of Merchants’ common stock that a holder is entitled to receive pursuant to securities convertible into or settled in Merchants’ common stock, including pursuant to Merchants’ warrants to purchase Merchants’ common stock held by such holder, must be taken into account in calculating a shareholder’s aggregate holdings of Merchants’ common stock.
DESCRIPTION OF DEPOSITARY SHARES
We may offer depositary shares, which will be evidenced by depositary receipts, representing fractional interests in shares of preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. This description is not complete and is subject to, and qualified in its entirety by reference to, all provisions of the deposit agreement, depositary shares and depositary receipts. You should read the particular terms of any depositary shares and any depositary receipts that we offer and any deposit agreement relating to a particular series of preferred stock described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered.
General
We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock. For a description of our preferred stock, see “Description of Capital Stock — Preferred Stock” on page 17 of this prospectus.
The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and the depositary we select. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including any dividend, voting, redemption, conversion and liquidation rights described in the particular prospectus supplement, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.
Dividends and Other Distributions
The preferred stock depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the deposited preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares owned by such holders on the relevant record date.
In the case of a distribution other than in cash, the preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to receive it in proportion to the number of depositary shares owned by such holder. If the preferred stock depositary determines that it is not feasible to make such a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.
The amounts distributed in any such distribution, whether in cash or otherwise, will be reduced by any amount required to be withheld by us or the preferred stock depositary on account of taxes.
Withdrawal of Preferred Stock
Unless otherwise indicated in the applicable prospectus supplement and unless the related depositary shares have been called for redemption, when a holder surrenders depositary receipts at the office of the preferred stock depositary maintained for that purpose, and pays any necessary taxes, charges or other fees, the holder will be entitled to receive the number of whole shares of the related series of preferred stock, and any money or other property, if any, represented by the holder’s depositary shares. Once a holder exchanges depositary shares for whole shares of preferred stock, that holder generally cannot “re-deposit” these shares of preferred stock with the preferred stock depositary, or exchange them for depositary shares. If a holder delivers depositary receipts that represent a number of depositary shares other than a whole number of shares of preferred stock for redemption or exchange, the preferred stock depositary will issue a new depositary receipt to the holder that evidences the remainder of depositary shares at the same time that the preferred stock is withdrawn.
Redemption, Conversion and Exchange of Preferred Stock
If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of that series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock redeemed.
Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem, as of the same date, the number of depositary shares representing shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method, in each case as we may determine.
If a series of preferred stock represented by depositary shares is to be converted or exchanged, the holder of depositary receipts representing the shares of preferred stock being converted or exchanged will have the right or obligation to convert or exchange the depositary shares evidenced by the depositary receipts.
After the redemption, conversion or exchange date, the depositary shares called for redemption, conversion or exchange will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption, conversion or exchange.

Voting Deposited Preferred Stock
Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts evidencing the depositary shares relating to that series of preferred stock. Each record holder of the depositary receipts on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder’s depositary shares. The preferred stock depositary will try, if practical, to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.
We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will abstain from voting shares of any series of preferred stock held by it for which it does not receive specific instructions from the holders of depositary shares representing those preferred shares.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters any existing right of the holders of depositary receipts will not be effective unless the amendment has been approved by the holders of depositary receipts representing at least a majority of the depositary shares then outstanding. Additionally, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, approval is also required by the holders of depositary receipts representing not less than a specified percentage or all of the depositary shares of such series or class then outstanding, as provided in the applicable prospectus supplement. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to consent and agree to the amendment and to be bound by the deposit agreement, as amended.
We may direct the preferred stock depositary to terminate the deposit agreement at any time by mailing notice of termination to the record holders of the depositary receipts then outstanding at least 30 days prior to the date fixed for termination. Upon termination, the preferred stock depositary will deliver to each holder of depositary receipts, upon surrender of those receipts, such number of whole shares of the series of preferred stock represented by the depositary shares together with cash in lieu of any fractional shares, to the extent we have deposited cash for payment in lieu of fractional shares with the preferred stock depositary. In addition, the deposit agreement will automatically terminate if:
•
all of the outstanding shares of the preferred stock deposited with the preferred stock depositary have been withdrawn, redeemed, converted or exchanged; or

•
there has been a final distribution in respect of the deposited preferred stock in connection with our liquidation, dissolution or winding up and the distribution has been made to the holders of the related depositary shares evidenced by depositary receipts.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the preferred stock depositary in connection with the initial deposit of preferred stock and any redemption of preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.
Prospective purchasers of depositary shares should be aware that special tax, accounting and other issues may be applicable to instruments such as depositary shares.
Resignation and Removal of Depositary
The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary meeting the requirements specified in the deposit agreement and its acceptance of such appointment.
Miscellaneous
The preferred stock depositary will forward all reports and communications from us which are delivered to the preferred stock depositary and which we are required to furnish to the holders of the deposited preferred stock. Neither we nor the preferred stock depositary will be liable if we are or the preferred stock depositary is prevented or delayed by law or any circumstances beyond our or its control in performing our or its obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of the duties under the deposit agreement, and we and the preferred stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.
DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, preferred stock, depositary shares or common stock.
The price of our debt securities or the price per share of our common stock, preferred stock or depositary shares may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.
The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:
•
whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our debt securities, common stock, preferred stock or depositary shares, and the nature and amount of each of those securities, or method of determining those amounts;

•
whether the purchase contracts are to be prepaid or not;

•
whether the consideration per share of common stock or preferred stock or per depositary share may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts;

•
whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

•
any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•
United States federal income tax considerations relevant to the purchase contracts; and

•
whether the purchase contracts will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.
DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of our debt securities, shares of common stock or preferred stock or depositary shares. Warrants may be issued independently or together with any of our debt securities, shares of common stock or preferred stock or depositary shares offered by any prospectus supplement and may be attached to or separate from the debt securities, shares of common stock or preferred stock or depositary shares. The warrants will be issued under warrant agreements to be entered into between Merchants and a warrant agent, as is named in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as an agent of Merchants in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.
The following outlines some of the anticipated general terms and conditions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement.
General
If warrants are offered, the prospectus supplement will describe the terms of the warrants, including the following:
•
the title of the warrants;

•
the price or prices at which the warrants will be issued;

•
the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of any debt warrants and the price at which such debt securities may be purchased upon such exercise;

•
the price or prices at which the warrants may be exercised to purchase the securities underlying them;

•
the number of shares purchasable upon exercise of any common stock warrants and the price at which such shares of common stock may be purchased upon such exercise;

•
the designation, number of shares and terms of the preferred stock purchasable upon exercise of any preferred stock warrants and the price at which such shares of preferred stock may be purchased upon such exercise;

•
if applicable, the date on and after which the warrants and the related debt securities, common stock or preferred stock will be separately transferable;

•
if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•
the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

•
whether the warrants will be issued in registered or bearer form;

•
a discussion of certain United States federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants; and

•
any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

If in registered form, warrants may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise.
Exercise of Warrants
Each warrant will entitle the holder to purchase such principal amount of debt securities or such number of shares of common stock or preferred stock or depositary shares at such exercise price as shall in each case be set forth in, or can be calculated according to information contained in, the prospectus supplement relating to the warrant. Warrants may be exercised at such times as are set forth in the prospectus supplement relating to such warrants. After the close of business on the expiration date of the warrants, or such later date to which such expiration date may be extended by Merchants, unexercised warrants will become void.
Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement, warrants may be exercised by delivery to the warrant agent of the certificate evidencing such warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the debt securities or shares of common stock or preferred stock or depositary shares purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of such payment and the certificate representing the warrants to be exercised, properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities or shares of common stock or preferred stock or depositary shares purchasable upon such exercise. If fewer than all of the warrants represented by such certificate are exercised, a new certificate will be issued for the remaining amount of warrants.
Additional Provisions
The exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each stock warrant will be subject to adjustment in certain events, including:
•
the issuance of the stock dividend to holders of common stock or preferred stock, respectively;

•
a combination, subdivision or reclassification of common stock or preferred stock, respectively; or

•
any other event described in the applicable prospectus supplement.

In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each stock warrant, we may elect to adjust the number of stock warrants. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of the property of Merchants as an entirety or substantially as an entirety, the holder of each outstanding stock warrant will have the right upon the exercise thereof to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which such stock warrants were exercisable immediately prior thereto.
DESCRIPTION OF UNITS
This section identifies the general terms of the rights to issue units consisting of common stock, preferred stock, debt securities, warrants, stock purchase contracts or any combination of one or more of the other securities described in this prospectus. Further terms of the units will be stated in the applicable prospectus supplement. The following description and any description of the units in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the units.
The applicable prospectus supplement or supplements will also describe:
•
the designation and the terms of the units and of any combination of the securities constituting the units, including whether and under what circumstances those securities may be held or traded separately;

•
any additional terms of the agreement governing the units;

•
any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities constituting the units;

•
any applicable material United States federal income tax consequences; and

•
whether the units will be issued in fully registered form.

The terms and conditions described under “Description of Debt Securities,” “Description of Warrants,” and “Description of Capital Stock” will apply to each unit that includes such securities and to the securities included in each unit, unless otherwise specified in the applicable prospectus supplement.
We will issue the units under one or more unit agreements to be entered into between us and a bank or trust company, as unit agent. We may issue units in one or more series, which will be described in the applicable prospectus supplement.

DESCRIPTION OF GLOBAL SECURITIES
Unless otherwise indicated in the applicable prospectus supplement, we may issue the securities in the form of one or more fully registered global securities that will be deposited with a depository or its nominee identified in the applicable prospectus supplement and registered in the name of that depository or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depository for the registered global security, the nominees of the depository or any successors of the depository or those nominees.
If not described below, any specific terms of the depository arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depository arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depository or persons that may hold interests through participants. Upon the issuance of a registered global security, the depository will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited.
Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depository, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depository, or its nominee, is the registered owner of a registered global security, that depository or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depository for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take, the depository for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Payments of principal of, and premium, if any, and interest on, debt securities, and any payments to holders with respect to other securities represented by a registered global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the registered global security. None of Merchants, the trustees, the warrant agents or any preferred stock depositary, as applicable, will have any responsibility or liability for any aspect of the records relating to or the payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depository for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depository. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
If the depository for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depository or ceases to be a clearing agency registered under the Exchange Act, and a successor depository registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depository. In addition, under the terms of the indenture, we may at any time and in our sole discretion decide not to have any of the securities represented by one or more registered global securities. We understand, however, that, under current industry practices, the depository would notify its participants of our request, but will only withdraw beneficial interests from a global security at the request of each participant. We would issue definitive certificates in exchange for any such interests withdrawn. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depository gives to the applicable trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depository’s instructions will be based upon directions received by the depository from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depository.

PLAN OF DISTRIBUTION
We may sell our securities in any of three ways (or in any combination):
•
through underwriters or dealers;

•
through agents; or

•
directly to purchasers or to a single purchaser.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. The prospectus supplement will set forth the terms of the offering of such securities, including:
•
the name or names of any underwriters, dealers or agents and the type and amounts of securities underwritten or purchased by each of them; and

•
the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:
•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to prevailing market prices; or

•
at negotiated prices

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.
We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.
In connection with the sale of any of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

Pursuant to a requirement by the Financial Industry Regulatory Authority (“FINRA”), the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by us from the sale of any securities registered pursuant to SEC Rule 415.
Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the Nasdaq Capital Market. We expect that any common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq Capital Market, subject to official notice of issuance. We may elect to list any series of debt securities or preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates in connection with those derivatives, then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. In that event, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).
Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.
Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.
The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.
In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.
We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.
Agents, underwriters, and dealers may engage in transactions with us or perform services for us in the ordinary course of business.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.
To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
LEGAL MATTERS
In connection with particular offerings of our securities in the future, and unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Krieg DeVault LLP, Indianapolis, Indiana. Additional legal matters may be passed on for us, or any agents, underwriters, or dealers, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Merchants as of December 31, 2021 and 2020, and for each of the three years in the period ended December 31, 2021, have been audited by FORVIS, LLP (formerly known as BKD, LLP), an independent registered public accounting firm, as set forth in their report appearing in our Annual Report on Form 10-K for the year ended December 31, 2021, and incorporated in this prospectus by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

9,200,000 Depositary Shares
Each Representing a 1/40th Interest in a Share of
7.625% Fixed Rate
Series E Non-Cumulative Perpetual Preferred Stock

PROSPECTUS SUPPLEMENT

Joint Bookrunning Managers
Morgan Stanley	UBS Investment Bank	Piper Sandler	Raymond James
November 18, 2024